Exhibit 99.1

THE O.MARA LAW FIRM, P.C.

DAVID C. O’MARA

Nevada State Bar No. 8599

311 East Liberty Street

Reno, NV 89501

Telephone: (775) 323-1321

Facsimile: (775) 323-4082

E-mail: david@omaralaw.net

ROBBINS LLP

BRIAN J. ROBBINS

STEPHEN J. ODDO

ERIC M. CARRINO

5060 Shoreham Place, Suite 300

San Diego, CA 92122

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

E-mail:	brobbins@robbinsllp.com
soddo@robbinsllp.com
ecarrino@robbinsllp.com

[Additional counsel appear on signature page.]

IN THE EIGHTH JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA IN AND FOR CLARK COUNTY

IN RE WORKHORSE GROUP INC. STOCKHOLDER DERIVATIVE LITIGATION	Lead Case No. A-21-833050-B (Consolidated with Case No. A-21-836888-B)

STIPULATION OF SETTLEMENT
This Document Relates To: ALL ACTIONS.

This Stipulation of Settlement, dated April 10, 2022 (the “Stipulation”), is made and entered into by and among the following Settling Parties, by and through their respective counsel of record: (i) plaintiffs Romario St. Clair, Andrew Everson, Ed Lomont, Luis Angulo, Daniel Cohen, David Cohen, Barry Caruso, Mark Kistenmacher, David Brown, Yousef Abughazaleh, and Kevin Meehan (“Plaintiffs”), individually and derivatively on behalf of nominal defendant Workhorse Group Inc. (“Workhorse” or the “Company”); (ii) defendants Duane A. Hughes, Steve Schrader, Robert Willison, Gregory Ackerson, Raymond Chess, Gerald B. Budde, H. Benjamin Samuels, Harry DeMott, Michael L. Clark, Pamela S. Mader, Jacqueline A. Dedo, Stephen Fleming, and Anthony Furey (collectively, the “Individual Defendants”); and (iii) nominal defendant Workhorse. This Stipulation is intended by the Settling Parties1 to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein.

[1]	All capitalized terms not otherwise defined are defined in section IV.1.

I. FACTUAL AND PROCEDURAL BACKGROUND

Workhorse is an electric vehicle manufacturer. The Company’s flagship “next generation” all-electric C-Series vehicles are “last mile” delivery vehicles intended to take goods from logistics and distribution centers to final delivery addresses. The alleged wrongdoing primarily concerns alleged false and misleading statements regarding Workhorse’s future business prospects, including its ability to win all, or a significant portion of, the United States Postal Service’s multi-billion dollar contract to replace its aging fleet of vehicles with electric vehicles, and sales of stock by Workhorse directors and officers while the Company’s stock price was allegedly inflated by those false and misleading statements.

A. Proceedings in the Related Federal Securities Action

Workhorse, as well as certain of its current and now former officers, were named as defendants in a federal securities fraud class action, entitled Farrar v. Workhorse Group, Inc., No. 2:21-cv-02072 (C.D. Cal.) (the “Securities Action”), predicated on the alleged false and misleading statements referenced above. On December 2, 2021, the court denied in substantial part the motion to dismiss filed in the Securities Action. See Farrar v. Workhorse Group, Inc., 2021 WL 5768479, at *3-5 (C.D. Cal. Dec. 2, 2021).

B. Proceedings in the Nevada State Court Derivative Action

On April 16, 2021, plaintiff Romario St. Clair filed a derivative complaint on behalf of Workhorse, pleading claims against the Individual Defendants for breach of fiduciary duty and unjust enrichment (the “St. Clair Action”).

On June 24, 2021, plaintiff Andre Everson filed a derivative complaint on behalf of Workhorse, pleading claims against the Individual Defendants for breach of fiduciary duty, waste of corporate assets, and unjust enrichment (the “Everson Action”).

On January 7, 2022, the parties to the St. Clair Action and Everson Action filed a Stipulation and [Proposed] Order Consolidating Cases, Appointing Co-Lead and Co-Liaison Counsel, Briefing Schedule, and Related Matters, which the Court so-ordered on the same day, and appointed Robbins LLP and Gainey McKenna & Egleston as Co-Lead Counsel, and The O’Mara Law Firm P.C. and Matthew L. Sharp, Ltd. as Co-Liaison Counsel for plaintiffs in the consolidated derivative action (“Nevada State Court Action”).

On January 24, 2022, the plaintiffs filed a Consolidated Verified Stockholder Derivative Complaint. The Individual Defendants filed motions to dismiss the consolidated complaint on March 22, 2022, and nominal defendant filed a partial joinder. The same day, Defendants also filed a motion to stay the derivative action pending the resolution of the Securities Action. The motions to dismiss and motion to stay were fully briefed, and a hearing was held on August 4, 2022. On August 22, 2022, the Court entered an Order Granting Motion to Stay pending the outcome of the Securities Action. On August 23, 2022, the Court entered an Order Denying Motion to Dismiss for Failure to Plead Demand Futility. Given that Plaintiffs agreed with Defendants that a stay of the proceedings may be entered by the Court pending the outcome of the Securities Action, the other motions to dismiss by the officers and directors were held in abeyance pending the termination of the stay.

On August 25, 2022, Raymond J. Chess, Gerald B. Budde, H. Benjamin Samuels, Harry Demott, Michael L. Clark, Pamela S. Mader, and Jacqueline A. Dedo filed a petition for writ of mandamus before the Supreme Court of the State of Nevada.

After the parties reached an agreement in principle to settle the Derivative Actions, on November 8, 2022, the parties moved the Supreme Court of the State of Nevada to hold in abeyance the Petition, and vacate any related deadlines, pending anticipated District Court approval of the settlement. On November 18, 2022, the Supreme Court of the State of Nevada granted the motion to hold the petition in abeyance and gave the parties sixty (60) days to file and serve a report as to the status of the petition or a motion or stipulation to dismiss the petition.

C. Proceedings in California Demand Futility Derivative Action

On May 19, 2021, plaintiff Barry Caruso filed a Verified Shareholder Derivative Complaint on behalf of Workhorse and against the Individual Defendants for violations of section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), breach of fiduciary duties, unjust enrichment, waste of corporate assets, and against defendants Hughes and Schrader for contribution under sections 10(b) and 21D of the Exchange Act before the United States District Court for the Central District of California (the “Caruso Action”).

On May 24, 2021, plaintiff Mark Kistenmacher filed a similar Verified Shareholder Derivative Complaint on behalf of Workhorse and against the Individual Defendants (the “Kistenmacher Action”).

On June 3, 2021, plaintiff David Brown filed a similar Verified Shareholder Derivative Complaint on behalf of Workhorse and against the Individual Defendants (the “Brown Action”).

On June 18, 2021, the parties to the Caruso Action, the Kistenmacher Action, and the Brown Action filed a Joint Stipulation Consolidating Related Cases and Appointing Co-Lead Counsel, which the court so-ordered on June 21, 2022 (the “California Demand Futility Action”).

On April 18, 2022, the plaintiffs filed a Verified Consolidated Shareholder Derivative Complaint. On June 2, 2022, the Individual Defendants filed motions to dismiss the consolidated complaint, and nominal defendant Workhorse filed a partial joinder. That day, Defendants also filed a motion stay the California Demand Futility Action pending the resolution of the Securities Action. On July 20, 2022, the plaintiffs filed their opposition to the motion to stay. On August 19, 2022, Defendants filed their reply in support of their motion to stay. On August 22, 2022, the plaintiffs filed their oppositions to the two motions to dismiss. On October 3, 2022, the court granted the motion to stay and denied without prejudice the motions to dismiss.

D. Proceedings in California Demand Refused Derivative Action

On July 1, 2021, plaintiffs David Cohen and Daniel Cohen made their formal demand for litigation (the “Demand”), where they demanded that the Board: (i) undertake an independent internal investigation into the Individual Defendants’ violations of Nevada and federal law; and (ii) commence a civil action against the Individual Defendants to recover for the benefit of Workhorse the amount of damages sustained by the Company as a result of their breaches of fiduciary duties, as well as take additional affirmative action to redress the mismanagement and prevent such wrongdoing from occurring again in the future.

On August 2, 2021, the Board sent plaintiffs a response to their Demand, where the Board acknowledged receipt but indicated they would defer consideration of the Demand. On August 13, 2021, plaintiffs responded and informed the Board that they believed any further deferral by the Board would justify plaintiffs’ pursuit of the litigation requested in the Demand. The Board did not respond.

On September 21, 2021, plaintiffs filed a Verified Shareholder Derivative Complaint on behalf of Workhorse and against the Individual Defendants for breach of fiduciary duties (including wrongful refusal of the Demand), unjust enrichment, waste of corporate assets, unlawful insider selling, and violations of section 14(a) of the Exchange Act before the United States District Court for the Southern District of Ohio.

On November 5, 2021, the court granted the parties’ stipulation to transfer the action to the United States District Court for the Central District of California (the “California Demand Refused Action”).

On March 18, 2022, the Individual Defendants filed motions to dismiss, and Defendants filed a motion to stay the California Demand Refused Action. Workhorse filed an answer to the complaint on March 18, 2022. In response to the motions to dismiss, plaintiffs filed the First Amended Complaint on May 2, 2022, and plaintiffs filed their opposition to the motion to stay on the same day. On July 22, 2022, the court granted Defendants’ motion to stay pending the Securities Action.

E. Proceedings in Nevada Federal Court Derivative Action

On June 22, 2022, plaintiffs Ed Lomont and Luis Angulo filed a Verified Shareholder Derivative Complaint with the United States District Court for the District of Nevada on behalf of Workhorse and against the Individual Defendants for breach of fiduciary duty, contribution and indemnification, unjust enrichment, and proxy violations (the “Nevada Federal Court Action”). On October 17, 2022, the parties in the Nevada Federal Court Action filed a Stipulation and [Proposed] Order to Stay the Action pending the resolution of the Securities Action, and the court entered an order granting the stipulation on the same day.

F. Proceedings in Ohio Derivative Action

On February 9, 2022, Workhorse shareholders Yousef Abughazaleh and Kevin Meehan served a demand on the Company for inspection of books and records, to which the Company responded by letter dated March 4, 2022.

On August 19, 2022, plaintiffs Abughazaleh and Meehan filed a Verified Shareholder Derivative Complaint with the Common Pleas Court of Hamilton County, Ohio on behalf of Workhorse and against the Individual Defendants for breach of fiduciary duty and unjust enrichment (the “Ohio Action”).

On September 19, 2022, the parties agreed to extend defendants’ time to respond to the complaint in the Ohio Action to October 12, 2022. Thereafter, on October 7 and 31, 2022, the parties agreed to further extend defendants’ time to respond in view of ongoing settlement negotiations and the Company’s desire to achieve a global settlement of all pending derivative actions.

On November 30, 2022, the parties agreed to stay the Ohio Action pending this Court’s consideration of this proposed settlement.

G. The Extensive Settlement Negotiations

Plaintiffs’ Counsel engaged in extensive settlement negotiations with the Individual Defendants and Defendants’ Counsel over the course of several months.

On July 28, 2022, Defendants’ Counsel informed Plaintiffs’ Counsel of a mediation set in the Securities Action and invited them to participate. In anticipation of the mediation, the Settling Parties prepared and submitted detailed mediation statements, which outlined their respective positions regarding the alleged wrongdoing and damages resulting therefrom.

On August 23, 2022, Plaintiffs’ Counsel and Defendants’ Counsel participated in a full-day in-person mediation session. The mediation was supervised by Jed D. Melnick of JAMS ADR (“Mediator Melnick”), who is a nationally-recognized neutral with extensive experience mediating complex derivative actions. While no final agreement was reached at the August 23, 2022 mediation, the Settling Parties made significant progress toward resolution and the Settling Parties continued their dialogue with the ongoing assistance of Mediator Melnick.

Over the next several months, the Settling Parties exchanged proposals and counter proposals and participated in multiple conference calls with Mediator Melnick. These extensive negotiations resulted in the execution on October 24, 2022 of a settlement term sheet that memorialized the material terms of the settlement (“Term Sheet”).

The Settling Parties have expended significant time and resources participating in mediation and post-mediation conference calls and meetings during which the merits of the claims asserted in the Derivative Actions, as well as the defenses thereto, were extensively discussed between the Settling Parties and independently with Mediator Melnick.

The Settling Parties have now reached a definitive agreement to settle the Derivative Actions, upon the terms and subject to the conditions set forth in this Stipulation.

II. PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the Derivative Actions have substantial merit, and Plaintiffs’ entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Actions against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel are also mindful of the inherent risks of succeeding on the merits in derivative litigation, and the possible defenses to the claims alleged in the Derivative Actions.

Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing Workhorse’s press releases, public statements, U.S. Securities and Exchange Commission filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) researching applicable law with respect to the claims alleged in the Derivative Actions and potential defenses thereto; (iv) preparing and filing initial and amended derivative complaints; (v) briefing and arguing motions to dismiss; (vi) briefing motions to stay; (vii) conducting damages analyses; (viii) reviewing and analyzing relevant documents filed in the Securities Action and evaluating the merits of, and potential liability in connection with, the Securities Action; and (ix) negotiating this Settlement with Defendants, including researching corporate governance best practices and negotiating the Reforms.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Workhorse. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Workhorse and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein.

III. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny each and all of the claims alleged by Plaintiffs in the Derivative Actions, and the Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Derivative Actions. The Individual Defendants believe that they have substantial defenses to the claims alleged against them in the Derivative Actions. The Individual Defendants believe that, at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Workhorse and its stockholders. Nonetheless, Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Derivative Actions. Defendants have, therefore, determined that it is in the best interests of Workhorse for the Derivative Actions to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability.

IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the Settling Parties from the Settlement, and subject to the approval of the Court, that the claims asserted in the Derivative Actions and the Released Claims shall be finally and fully compromised, settled, and released, and the Derivative Actions shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1. Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Court” means the District Court for the State of Nevada in Clark County.

1.2 “Current Workhorse Shareholders” means any Person who owned Workhorse common stock as of the date of the execution of this Stipulation and continues to hold their Workhorse common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Workhorse, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.3 “Defendants” means, collectively, nominal defendant Workhorse and the Individual Defendants.

1.4 “Defendants’ Counsel” means Sheppard, Mullin, Richter & Hampton LLP, Morris Law Group, Katten Muchin Rosenman LLP, McDonald Carano LLP, Simpson Thacher & Bartlett LLP, and Holland & Hart LLP.

1.5 “Derivative Actions” means collectively the derivative actions styled as In re Workhorse Grp. Inc. S’holder Derivative Litig., Lead Case No. A-21-83688-B (Nev. Dist. Ct.- Clark Cnty.); Cohen, et al. v. Hughes, et al., Case No. 2:21-cv-08734-CJC-PVC (C.D. Cal.); Lomont, et al. v. Hughes, et al., Case No. 2:22-cv-00980-CDS-VCF (D. Nev.); In re Workhorse Grp. Inc. Derivative Litig., Lead Case No. 2:21-cv-04202-CJC-PVC (C.D. Cal.); and Abughazaleh, et al., v. Hughes, et al., Case No. A-2203019 (Ohio Ct. Common Pleas – Hamilton Cnty.).

1.6 “Effective Date” means the date by which the events and conditions specified in paragraph 6.1 of this Stipulation have been met and have occurred.

1.7 “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit E attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the Nevada Supreme Court has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the Nevada Supreme Court’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of a service award. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

1.8 “Individual Defendants” means Defendants Duane A. Hughes, Steve Schrader, Robert Willison, Gregory Ackerson, Raymond Chess, Gerald B. Budde, H. Benjamin Samuels, Harry DeMott, Michael L. Clark, Pamela S. Mader, Jacqueline A. Dedo, Stephen Fleming, and Anthony Furey.

1.9 “Judgment” means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit E.

1.10 “Litigation Demands” means collectively, the demands served on Workhorse and/or members of its Board of Directors on behalf of stockholders Charles Boyle, Jeffrey Bechtel, Rocco Camano, and Adam R. Kayce, on December 28, 2021, January 4, 2022, January 27, 2022, and February 18, 2022, respectively.

1.11 “Notice” means the Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions and of Settlement Hearing, substantially in the form attached hereto as Exhibit C.

1.12 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.13 “Plaintiffs” means Romario St. Clair, Andrew Everson, Ed Lomont, Luis Angulo, Daniel Cohen, David Cohen, Barry Caruso, Mark Kistenmacher, David Brown, Yousef Abughazaleh and Kevin Meehan.

1.14 “Plaintiffs’ Counsel” means Robbins LLP, The O’Mara Law Firm, Gainey McKenna & Egleston, Matthew L. Sharp, Ltd., Johnson Fistel, LLP, Schubert Jonckheer & Kolbe LLP, Muckleroy Lunt, The Brown Law Firm, P.C., The Rosen Law Firm, P.A., Squitieri & Fearon, LLP, Moore Kuehn, PLLC, Law Offices of Hani S. Bushra, Meyer Wilson Co., LPA, and Morris Kandinov LLP.

1.15 “Related Persons” means: (i) a Person’s spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which any Person has a controlling interest, and each of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns; and (ii) with regard to Workhorse, all past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, partners, controlling shareholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns for Workhorse.

1.16 “Released Claims” means collectively, the Released Defendant Claims and the Released Plaintiff Claims.

1.17 “Released Defendant Claims” means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature and description, including both known and Unknown Claims (as defined in paragraph 1.26 below), whether arising under federal, state, common, or foreign law, that arise out of or relate in any way to the claims asserted in the complaints in the Derivative Actions or arise out of, or relate in any way to the institution, prosecution, or settlement of the claims against the Defendants, except for (i) any claims relating to the enforcement of the Settlement, or (ii) any claims by the Individual Defendants relating to insurance coverage or their right to indemnification.

1.18 “Released Defendant Persons” means, collectively, each and all of Individual Defendants, Workhorse, and each and all of the Related Persons of each of the Individual Defendants and Workhorse.

1.19 “Released Persons” means, collectively, the Released Defendant Persons and the Released Plaintiff Persons. “Released Person” means, individually, any of the Released Persons.

1.20 “Released Plaintiff Claims” means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature and description, including both known and Unknown Claims (as defined in paragraph 1.26 below), whether arising under federal, state, common, or foreign law, which exist derivatively on behalf of Workhorse, by Plaintiffs or any other shareholder of Workhorse that arise out of or relate in any way to the claims asserted or that could have been asserted in any of the complaints in the Derivative Actions or the Litigation Demands, or that arise out of, or relate in any way to the institution, prosecution, or settlement of the claims against the Defendants, except for any claims relating to enforcing the Settlement. Excluded from the term “Released Plaintiff Claims” are all claims alleged in the Securities Action.

1.21 “Released Plaintiff Persons” means each and all of the Plaintiffs and each and all of the Related Persons of each of the Plaintiffs.

1.22 “Securities Action” means the securities class actions styled as Farrar v. Workhorse Group Inc., et al., Lead Case No.: CV 21-02072-CJC-PVC (C.D. Cal.).

1.23 “Settlement” means the settlement and compromise of the Derivative Actions as provided for herein.

1.24 “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.

1.25 “Settling Parties” means, collectively, Plaintiffs and Defendants. “Settling Party” means, individually, any of the Settling Parties.

1.26 “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions and of Settlement Hearing, substantially in the form attached hereto as Exhibit D.

1.27 “Unknown Claims” means any Released Claim(s) that any Plaintiffs or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part.

1.28 “Workhorse” or the “Company” means nominal defendant Workhorse, a Nevada corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.

2. Terms of the Settlement

2.1 Cash Payment to Workhorse. Defendants shall cause to be paid to the Company $12.5 million from the Company’s relevant Side A/B/C Directors and Officers Liability Insurance policies (“Settlement Amount”) within fifteen (15) business days of the latter of: (i) preliminary approval of the Settlement by the court; and (ii) receipt of complete payment details, inclusive of all reasonably necessary information for an electronic funds transfer/ACH or wire (including a tax identification number, wiring instructions, including bank name and address, ABA routing number, account name, account number, and SWIFT Code) and the Company and/or the receiving bank providing any required oral confirmation. If the Judgment is not entered or if the Settlement is otherwise terminated, the Company will return the Settlement Amount to the Side A/B/C Directors and Officers Liability Insurance policies that paid the Settlement Amount to Workhorse.

2.2 Corporate Governance Reforms. Workhorse shall, within thirty (30) days of final approval of the Settlement, adopt the corporate governance reforms identified in Exhibit A attached hereto (“Reforms”) and maintain the Reforms for a period of no less than four (4) years from the date that they are adopted. The Board shall take steps necessary to authorize adequate funding for the costs of implementing and maintaining the Reforms. The Office of the General Counsel at Workhorse, or appropriate designee, in conjunction with the Board’s Audit Committee, shall review and approve annual budgets developed by management for funding the Reforms, and shall monitor to ensure the proper and effective use of funding for the Reforms. Workhorse and its Board acknowledged and agreed that Plaintiffs’ efforts, including their efforts in investigating, preparing, commencing, and prosecuting the Derivative Actions, were a material cause for the implementation of the Reforms, and that the Reforms confer substantial benefits upon Workhorse and its shareholders.

2.3 Workhorse’s Board has unanimously approved a resolution reflecting their determination, in a good faith exercise of business judgment, that: (i) Plaintiffs’ litigation and settlement efforts in connection with the Derivative Actions are a material cause of the Board’s decision to adopt, implement, and maintain the Reforms, and that certain of the Reforms would not have been adopted, implemented, or maintained but for Plaintiffs’ efforts; (b) the Reforms confer substantial and material corporate benefits on the Company and its stockholders; and (c) the Settlement is fair, reasonable, and in the best interests of Workhorse and its stockholders.

3. Approval and Notice

3.1 Promptly after execution of this Stipulation, the parties in the Nevada State Court Action shall submit this Stipulation together with its exhibits to the Court and shall jointly apply for entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Workhorse Shareholders; and (iii) a date for the Settlement Hearing.

3.2 The notice to Current Workhorse Shareholders of the Settlement shall consist of a Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions and of Settlement Hearing (“Notice”), which includes the general terms of the Settlement set forth in this Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit C, as well as a Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions and of Settlement Hearing (“Summary Notice”), substantially in the form attached hereto as Exhibit D.

3.3 Workhorse shall undertake the administrative responsibility for giving notice to Current Workhorse Shareholders of the Settlement as detailed in this paragraph. Within ten (10) days after the entry of the Preliminary Approval Order, Workhorse shall: (i) publish the Summary Notice once in Investor’s Business Daily or a similar online publication; (ii) post the Notice and this Stipulation (with the exhibits hereto) on the “Investors” portion of the Company’s website; and (iii) file with the U.S. Securities and Exchange Commission a Current Report on Form 8-K attaching the Notice and this Stipulation (with the exhibits hereto). The Summary Notice and Notice shall provide a link to the Investors portion of Workhorse’s website where the Notice and Stipulation (with the exhibits hereto) may be viewed, which link shall be maintained through the date of the Settlement Hearing. Workhorse or its insurers shall pay for the costs associated with this notice program or any other form and manner of notice required by the Court. The Settling Parties believe the content and manner of the notice of the Settlement, as set forth in this paragraph, constitutes adequate and reasonable notice to Current Workhorse Shareholders pursuant to applicable law and due process. Workhorse’s Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Notice and Summary Notice within twenty (20) days after the entry of the Preliminary Approval Order.

3.4 Pending the Effective Date, all proceedings in the Derivative Actions shall be stayed.

3.5 Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and all Current Workhorse Shareholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons.

4. Attorneys’ Fees and Reimbursement of Expenses

4.1 Plaintiffs intend to move for an award of attorneys’ fees and expenses of no more than $6.75 million (the “Fee and Expense Amount”) predicated upon benefits they contend were conferred upon Workhorse as a result of the Settlement and Plaintiffs’ Counsel’s efforts in the Derivative Actions. Workhorse and the Individual Defendants reserve the right to oppose such motion. In the event the Court awards a Fee and Expense Amount, it shall be paid into an escrow account of Robbins LLP on behalf of Plaintiffs’ Counsel in the amount ordered by the Court within fifteen (15) business days of the later of Court approval of the Fee and Expense Amount and provision by Plaintiffs’ Counsel of all required funding information and tax identification numbers, and shall be immediately releasable to Plaintiffs’ Counsel notwithstanding the existence of any collateral attacks on the Settlement, including without limitation, any objections or appeals, subject to Plaintiffs’ Counsel’s obligations, which shall be joint and several as to each law firm that comprise Plaintiffs’ Counsel, (i) to return all released fees and expenses within thirty (30) days following notice that the Settlement has failed to become or is no longer effective; and (ii) to refund any amount by which the award of such fees and expenses is reduced within thirty (30) business days following notice of such reduction.

4.2 The Fee and Expense Amount, once paid, shall fully satisfy any and all claims against the Released Defendant Persons for an award of attorneys’ fees and expenses by Plaintiffs, Plaintiffs’ Counsel, or any other counsel purporting to represent any other Workhorse stockholder in connection with or related to the Derivative Actions, the Settlement, the Litigation Demands, and the Released Plaintiff Claims.

4.3 Defendants shall have no responsibility for, and no liability with respect to, the allocation of the attorneys’ fees awarded among Plaintiffs’ Counsel and/or to any other person who may assert some claim thereto. Any dispute regarding any allocation of the Fee and Expense Amount among Plaintiffs’ Counsel shall have no effect on the Settlement, and such dispute shall be finally decided and resolved by Jed D. Melnick, Esq. of JAMS ADR (the “Arbitrator”) on the terms and subject to the process and procedures set forth by the Arbitrator. The Arbitrator’s fees and costs for any mediation and/or arbitration regarding allocation of the Fee and Expense Amount among Plaintiffs’ Counsel shall be borne solely by Plaintiffs’ Counsel and allocated among Plaintiffs’ Counsel by agreement or as finally determined by the Arbitrator.

4.4 Plaintiffs’ Counsel may apply to the Court for a service award of up to $3,000 for each of the Plaintiffs, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Derivative Actions. The failure of the Court to approve any requested service award, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation. Neither Workhorse nor any of the Individual Defendants shall be liable for any portion of any service award.

4.5 The Individual Defendants and Workhorse agree among themselves that Workhorse and/or the insurers will pay any outstanding but unpaid attorneys’ fees and expenses, and any future attorneys’ fees and expenses, reasonably incurred by the Individual Defendants and their counsel in defending the Derivative Actions and consummating this Settlement.

4.6 For the avoidance of doubt, nothing in this Stipulation expands, augments, alters, restricts, curtails or limits the indemnification obligations of Workhorse to the Individual Defendants, and nothing in this Stipulation expands, augments, alters, restricts, curtails or limits the obligations of the insurers, on the one hand, to Workhorse or the Released Defendant Persons, on the other hand.

5. Releases

5.1 Upon the Effective Date, Plaintiffs (acting on their own behalf and/or derivatively on behalf of Workhorse), Workhorse, and any Person acting derivatively on behalf of Workhorse shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged and dismissed with prejudice the Released Plaintiff Claims (including Unknown Claims) against the Released Defendant Persons.

5.2 Upon the Effective Date, Plaintiffs (acting on their own behalf and/or derivatively on behalf of Workhorse), Workhorse, and any Person acting derivatively on behalf of Workhorse, shall be forever barred and enjoined from asserting, commencing, instituting, or prosecuting any of the Released Plaintiff Claims against any Released Defendant Person.

5.3 Upon the Effective Date, each of the Individual Defendants and Workhorse shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Defendant Claims (including Unknown Claims) against the Released Plaintiff Persons, and shall be forever barred and enjoined from asserting any Released Defendant Claims against any Released Plaintiff Person.

5.4 Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

5.5 Within five (5) days after entry of Judgment by the Court becomes Final, the parties to each of the Derivative Actions other than the Nevada State Court Action shall file the appropriate documents in their respective Derivative Actions to voluntarily dismiss the respective Derivative Actions with prejudice.

6. Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a. Court approval of the Settlement and approval of the content and method of providing Notice of the proposed Settlement to Current Workhorse Shareholders, and the subsequent dissemination of the Notice to Current Workhorse Shareholders;

b. Court entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed hereto, approving the Settlement and dismissing the Nevada State Court Action with prejudice, without awarding costs to any party, except as provided herein;

c. dismissal with prejudice of the remaining Derivative Actions;

d. the passing of the date upon which the Judgment becomes Final.

6.2 If any of the conditions specified above in paragraph 6.1 are not met, then this Stipulation shall be canceled and terminated subject to paragraph 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.

6.3 If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Derivative Actions as of October 24, 2022 (the date of the Term Sheet); (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiffs’ Counsel shall be refunded and returned within thirty (30) business days (consistent with paragraph 4.1 above); (d) the Company will return the Settlement Amount to the Side A/B/C Directors and Officers Liability Insurance carriers that paid the Settlement Amount to Workhorse; and (e) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Actions or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect (other than those set forth in paragraph 6.2 hereof) with respect to the Settling Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose.

7. Miscellaneous Provisions

7.1 The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation.

7.2 In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

7.3 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Actions. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws and/or rules governing professional conduct.

7.4 Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing or liability against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Derivative Actions. The existence of the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Derivative Actions, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Derivative Actions or with respect to any of the claims settled in the Derivative Actions, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Actions, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein. Notwithstanding the foregoing, any of the Released Defendant Persons may file this Stipulation or any judgment or order of the Court related hereto in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.5 Plaintiffs and Plaintiffs’ Counsel represent and warrant that: (i) each Plaintiff is a current stockholder of Workhorse; (ii) none of the Released Plaintiff Claims has been assigned, encumbered or in any manner transferred, in whole or in part, by Plaintiffs or Plaintiffs’ Counsel; and (iii) neither Plaintiffs nor Plaintiffs’ Counsel will attempt to assign, encumber or in any manner transfer, in whole or in part, any of the Released Plaintiff Claims.

7.6 Any planned, proposed, or actual sale, merger, or change-in-control of Workhorse shall not void this Stipulation. The Stipulation shall run to the Settling Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in- control of Workhorse, the Settling Parties shall continue to seek court approval of the Settlement expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.

7.7 In the event any proceedings by or on behalf of Workhorse, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of Workhorse, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

7.8 This Stipulation may be modified or amended only by a writing signed by the signatories hereto.

7.9 This Stipulation shall be deemed drafted equally by all Settling Parties.

7.10 No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.11 Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.

7.12 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.13 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions, including the Term Sheet.

7.14 In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.15 This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

7.16 This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Nevada, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Nevada without giving effect to that State’s choice of law principles.

7.17 Any dispute between Plaintiffs and Defendants, which arises out of or related to the Settlement shall be resolved by Mediator Melnick, first by way of mediation and, if unsuccessful, then by way of final, binding, non-appealable resolution.

7.18 The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Court’s Final Approval Order and to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Final Approval Order, and for matters or disputes arising out of or relating to the Settlement.

IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized attorneys.

DATED: April 10, 2023	THE O’MARA LAW FIRM, P.C.

/s/ David C. O’Mara
DAVID C. O’MARA

311 East Liberty Street Reno, NV 89501
Telephone: (775) 323-1321
Facsimile: (775) 323-4082

MATTHEW L. SHARP, LTD. MATTHEW L. SHARP
432 Ridge Street
Reno, NV 89501
Telephone: (775) 324-1500
Facsimile: (775) 284-0675

Co-Liaison Counsel for Plaintiffs

ROBBINS LLP
BRIAN J. ROBBINS
STEPHEN J. ODDO
ERIC M. CARRINO
5060 Shoreham Place, Suite 300 San Diego, CA 92122 Telephone: (619) 525-3990
Facsimile: (619) 525-3991

GAINEY MCKENNA & EGLETON GREGORY M. EGLESTON THOMAS J. McKENNA
501 Fifth Ave., 19th Floor New York, NY10017 Telephone: (212) 983-1300
Facsimile: (212) 983-0383

Co-Lead Counsel for Plaintiffs

DATED: April 10, 2023	McDONALD CARANO LLP

/s/ RORY T. KAY
RORY T. KAY (NSBN 12416)
DANIEL I. AQUINO (NSBN 12682)
2300 West Sahara Avenue, Suite 1200
Las Vegas, NV 89102
Telephone: (702) 873-4100

KATTEN MUCHIN ROSENMAN LLP RICHARD ZELICHOV
2029 Century Park East, Suite 2600
Los Angeles, CA 90067
Telephone: (310) 788-4680

Attorneys for Defendants Duane A. Hughes, Steve Schrader, Stephen Fleming, Robert Willison, and Anthony Furey

DATED: April 10, 2023	HOLLAND & HART LLP

/s/ J. Stephen Peek
J. STEPHEN PEEK
9555 Hillwood Drive, 2nd Floor
Las Vegas, NV 89134
Telephone: (702) 669-4600
Facsimile: (702) 669-4650

SIMPSON THACHER & BARTLETT LLP JONATHAN K. YOUNGWOOD
JOHN A. ROBINSON
KATHRYN J. CHANG
425 Lexington Avenue
New York, NY 10017
Telephone: (212) 455-2000
Facsimile: (212) 455-2502

Attorneys for Defendants H. Benjamin Samuels, Raymond J Chess, Harry Demott, Gerald B. Budde, Pamela S. Mader, Michael L. Clark, and Jacqueline A. Dedo

DATED: April 10, 2023	MORRIS LAW GROUP

/s/ Steve Morris
STEVE MORRIS, NV Bar No. 1543 ROSA SOLIS-RAINEY, NV Bar No. 7921
801 S. Rancho Drive, Suite B4
Las Vegas, NV 89106
Telephone: (702) 474-9400

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
JOHN P. STIGI III
BRIDGET RUSSELL
1901 Avenue of the Stars, 16th Floor
Los Angeles, CA 90067
Telephone: (310) 228-3700
Facsimile: (310) 228-3701

Attorneys for Nominal Defendant Workhorse Group Inc.

DATED: April 10, 2023	THE BROWN LAW FIRM, P.C.

/s/ Timothy Brown
TIMOTHY BROWN
767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427
Facsimile: (516) 344-6204

THE ROSEN LAW FIRM, P.A.
PHILLIP KIM
275 Madison Avenue, 40th Floor
New York, NY 10016
Telephone: (212) 686-1060
Facsimile: (212) 202-3827

SQUITIERI & FEARON, LLP
LEE SQUITIERI
305 Broadway, 7th Floor
New York, NY 10006
Telephone: (212) 421-6492
Facsimile: (212) 421-6553

MOORE KUEHN, PLLC
FLETCHER MOORE

JUSTIN KUEHN
30 Wall Street, 8th Floor
New York, NY 10005
Telephone: (212) 709-8245
Facsimile: (917) 634-3035

LAW OFFICES OF HANI S. BUSHRA MARIO ISKANDER
16541 Gothard Street, #208
Huntington Beach, CA 92647
Telephone: (714) 984-2000
Facsimile: (714) 489-8128

Attorneys for Plaintiffs in the California Demand Futility Action

DATED: April 10, 2023	JOHNSON FISTEL, LLP

/s/ JOHNSON FISTEL, LLP
JOHNSON FISTEL, LLP
BRETT M. MIDDLETON
501 West Broadway, Suite 800
San Diego, CA 92101
Telephone: (619) 230-0063
Facsimile: (619) 255-1856

MICHAEL I. FISTEL, JR.
40 Powder Springs Street
Marietta, GA 30064
Telephone: (770) 200-3104
Facsimile: (770) 200-3101

Attorneys for Plaintiffs in the California Demand Refused Action

DATED: April 10, 2023	SCHUBERT JONCKHEER & KOLBE LLP

/s/ Willem F. Jonckheer
WILLEM F. JONCKHEER
DUSTIN L. SCHUBERT
2001 Union Street
Suite 200
San Francisco, CA 94123
Telephone: (415) 788-4220
Facsimile: (415) 788-0161

MUCKLEROY LUNT
MARTIN MUCKLEROY
6077 S. Fort Apache Road, Suite 140
Las Vegas, NV 89148
Telephone: (702) 907-0097
Facsimile: (702) 938-4065

Attorneys for Plaintiffs in the Nevada Federal Court Action

DATED: April 10, 2023	MORRIS KANDINOV LLP

/s/ Aaron T. Morris
AARON T. MORRIS
ANDREW W. ROBERTSON
1740 Broadway, 15th Floor
New York, NY 10019
Telephone: (877) 216-1552

MORRIS KANDINOV LLP
LEONID KANDINOV
550 West B Street, 4th Floor
San Diego, CA 92101
Telephone: (877) 216-1552

MEYER WILSON CO., LPA
MICHAEL J. BOYLE, JR.
305 W. Nationwide Blvd.
Columbus, OH 43215
Telephone: (614) 224-6000
Facsimile: (614) 224-6066

Attorneys for Plaintiffs in the Ohio Action

IT IS SO ORDERED.

DATED:
DISTRICT COURT JUDGE

EXHIBIT A

Workhorse Group Inc. Derivative Actions.

SETTLEMENT TERM SHEET

1.  Introductory Clause: This settlement term sheet sets forth the material terms (“Settlement Term Sheet”) of the resolution of the Derivative Actions1 (“Settlement”). The Settling Parties (defined below) recognize that a formal, final Stipulation and Agreement of Settlement (the “Settlement Agreement”) will be executed by all parties reflecting the Settlement, including all material deal points set forth herein.

2.  Settling Parties: The “Settling Parties” are: (a) plaintiffs in each of the Derivative Actions (“Plaintiffs”); (b) Defendants Duane A. Hughes, Steve Schrader, Robert Willison, Gregory Ackerson, Raymond Chess, Gerald B. Budde, H. Benjamin Samuels, Harry DeMott, Michael L. Clark, Pamela S. Mader, Jacqueline A. Dedo, Stephen Fleming, and Anthony Furey (collectively, “Individual Defendants”), and (c) nominal defendant Workhorse Group Inc. (“Workhorse” or the “Company,” and together with the Individual Defendants, “Defendants”).

3.  Settlement Consideration: In consideration for the Settlement and release of all claims asserted in connection with the Derivative Actions, Defendants shall cause to be paid to the Company $12.5 million from the Company’s relevant Side A/B/C Directors and Officers Liability Insurance policies (the “D&O Policies”) (the “Settlement Amount”) within fifteen (15) business days of the latter of (i) preliminary approval of the Settlement by the Court and (ii) receipt of complete payment details, inclusive of all reasonably necessary information for an electronic funds transfer/ACH or wire (including a tax identification number, wiring instructions, including bank name and address, ABA routing number, account name, account number, and SWIFT Code) and the Company and/or the receiving bank providing any required oral confirmation. If the Settlement does not obtain final approval, the Company will return the Settlement Amount to the paying party(ies). Moreover, Workhorse has agreed to implement certain corporate governance reforms detailed in Exhibit A hereto (“Reforms”) not later than thirty (30) calendar days following final Settlement approval.

4.  Adequate Funding: The Board shall take steps necessary to authorize adequate funding for the costs of implementing and maintaining the Reforms. The Office of the General Counsel at Workhorse, or appropriate designee, in conjunction with the Board’s Audit Committee, shall review and approve annual budgets developed by management for funding the Reforms, and shall monitor to ensure the proper and effective use of funding for the Reforms.

5. Board Resolution: Workhorse shall acknowledge in the Settlement Agreement that the independent members of the Company’s Board have unanimously approved a resolution reflecting their determination, in a good faith exercise of their business judgment, that: (a) Plaintiffs’ litigation and settlement efforts in connection with the Derivative Actions are a material cause of the Board’s decision to adopt, implement, and maintain the Reforms, and that certain of the Reforms would not have been adopted, implemented, or maintained but for Plaintiffs’ efforts; (b) the Reforms confer substantial and material corporate benefits on the Company and its stockholders; and (c) the Settlement is fair, reasonable, and in the best interests of the Company and its stockholders.

[1]	The “Derivative Actions” refer to, collectively: In re Workhorse Grp. Inc. S’holder Derivative Litig., Lead Case No. A-21-83688-B (Nev. Dist. Ct-Clark Cnty.) (“Nevada State Court Action”); Cohen, et al. v. Hughes, et al., Case No. 2:21-cv-08734-CJC-PVC (C.D. Cal.); Lomont, et al. v. Hughes, et al., Case No. 2:22-cv-00980-CDS-VCF (D. Nev.); and In re Workhorse Grp. Inc. Derivative Litig., Lead Case No. 2:21-cv-04202 CJC (PVCx) (C.D. Cal.).

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6.  Attorneys’ Fees and Expenses: Workhorse will pay (or cause Defendants’ insurance carrier(s) to pay) the attorneys’ fees and expenses awarded by the Court in In re Workhorse Grp. Inc. S’holder Derivative Litig., Lead Case No. A-21-83688-B (Nev. Dist. Ct. Clark Cnty.) (the “Court”) to Plaintiffs’ counsel (“Plaintiffs’ Counsel”).2 Following the execution of this Settlement Term Sheet, the parties will negotiate in good faith concerning a fee and expense award based on the Settlement Amount and the substantial and material corporate benefits conferred upon the Company by the Settlement (the “Fee and Expense Amount”). In the event that the parties are able to reach agreement on the Fee and Expense Amount, then Defendants will not take any position on the amount of the Fee and Expense Amount. In the event that the parties are unable to reach agreement on the amount of the Fee and Expense Amount, Defendants reserve the right to oppose some or all of any requested Fee and Expense Amount.

If the parties are able to reach agreement on the Fee and Expense Amount, then such agreed upon Fee and Expense Amount will be paid within fifteen (15) business days of the entry of an order by the Court preliminarily approving the Settlement, to be held in the escrow account of Robbins LLP, and shall be immediately releasable upon entry of an order granting final approval to the Settlement and approving the fees and expenses, notwithstanding the existence of any collateral attacks on the Settlement, including without limitation, any objections or appeals, subject to Plaintiffs’ Counsel’s obligations, which shall be joint and several as to each law firm that comprise Plaintiffs’ Counsel, (i) to return all released fees and expenses within thirty (30) days following notice that the Settlement has failed to become effective (as that term is customarily defined in agreements to settle shareholder derivative actions); and (ii) to refund any amount by which the award of such fees and expenses is reduced within thirty (30) business days following notice of such reduction.

If the parties are unable to reach agreement on the Fee and Expense Amount, then the Fee and Expense Amount will be paid in the amount ordered by the Court within fifteen (15) business days following the Court approval of the Fee and Expense amount, notwithstanding the existence of any collateral attacks on the Settlement, including without limitation, any objections or appeals, subject to Plaintiffs’ Counsel’s obligations, which shall be joint and several as to each law firm that comprise Plaintiffs’ Counsel, (i) to return all released fees and expenses within thirty (30) days following notice that the Settlement has failed to become effective (as that term is customarily defined in agreements to settle shareholder derivative actions); and (ii) to refund any amount by which the award of such fees and expenses is reduced within thirty (30) business days following notice of such reduction.

[2]	Plaintiffs’ Counsel means the following law firms: Robbins, LLP, The O’Mara Law Firm, Gainey McKenna & Egleston, Johnson Fistel, LLP, Schubert Jonckheer & Kolbe LLP, Muckleroy Lunt, The Brown Law Firm, P.C., The Rosen Law Firm, P.A., Squitieri & Fearon, LLP, Moore Kuehn, PLLC, and the Law Offices of Hani S. Bushra.

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Plaintiffs may seek the Court’s approval of reasonable service awards for each Plaintiff, to be paid from the Fee and Expense Amount, and Defendants shall not oppose any such request. Plaintiffs’ Counsel shall allocate the Fee and Expense Amount among themselves; Defendants bear no responsibility for the allocation of the Fee and Expense Amount among Plaintiffs’ Counsel. Any dispute regarding any allocation of the Fee and Expense Amount among Plaintiffs’ Counsel shall be finally decided and resolved by Mr. Jed D. Melnick, Esq. of JAMS ADR (the “Arbitrator”), on the terms and subject to the process and procedures set forth by the Arbitrator. The Arbitrator’s fees and costs for any such mediation and/or arbitration regarding allocation of the Fee and Expense Amount among Plaintiffs’ Counsel shall be borne solely by Plaintiffs’ Counsel and allocated among Plaintiffs’ Counsel by agreement or as finally determined by the Arbitrator.

7. Court Approval: The Settlement is contingent on approval by the Court; without Court approval, there is no Settlement. The Settlement will be submitted for approval by the Court.

8. No Admission of Liability: The Settling Parties expressly acknowledge that nothing in this Settlement Term Sheet or in the Settlement Agreement, including payment of the Fee and Expense Amount, constitutes an admission of liability by the Defendants, and the Settlement Agreement shall contain usual and customary language providing that no Defendant makes any admission of liability and that the Settlement and any related documents cannot be used in other proceedings as evidence that Defendants committed any wrongdoing.

9. Settlement Documentation: The Settling Parties will use their best efforts to draft, finalize, and execute the Settlement Agreement within thirty (30) days of executing this Settlement Term Sheet.

10. Effect of Termination: In the event of termination of the Settlement as provided for in the Settlement Agreement, the Settling Parties shall revert to their respective statuses in the Derivative Actions as of the date and time immediately prior to execution of this Settlement Term Sheet, and the terms and provisions of the Settlement Term Sheet shall be rendered void and shall have no further force and effect.

11. Plaintiffs’ Release: Upon the Effective Date of the Settlement,3 Plaintiffs (acting on their own behalf and derivatively on behalf of Workhorse), current Workhorse stockholders, and Workhorse will release as against the Defendants and their respective agents, attorneys, assigns, insurers, and other related persons all claims and causes of action of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign

3 “Effective Date” means the date on which a final order of the reviewing Court approving the Settlement and dismissing the Derivative Actions with prejudice, as to all Defendants, with each Settling Party to bear his, her, or its own costs and attorneys’ fees (except as otherwise stated herein or in the Settlement Agreement), is no longer subject to further appeal or review. Nothing contained herein restricts, curtails, or limits the advancement and indemnification obligations of Workhorse or the obligations of the insurers under the D&O Policies. law, that arise out of or relate in any way to the claims asserted or that could have been asserted in any of the complaints in the Derivative Actions (including, but not limited to, the claims asserted in the case styled as Abughazaleh, et al. v. Hughes, et al., Case No.A-2203019 (Ohio Ct. Common Pleas - Hamilton Cnty.) and in the Litigation Demands4). or that arise out of, or relate in any way to the institution, prosecution, or settlement of the claims against the Defendants, except for any claims relating to the enforcement of the Settlement. The release shall include a waiver of California Civil Code § 1542 and equivalent provisions in any other state statutory or common law.

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12. Defendants’ Release: Upon the Effective Date of the Settlement, the Defendants will release as against Plaintiffs and their respective agents, attorneys, assigns, and related persons all claims and causes of action of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign law, that arise out of or relate in any way to the claims asserted in the complaints in the Derivative Actions or arise out of, or relate in any way to the institution, prosecution, or settlement of the claims against the Defendants, except for any claims relating to the enforcement of the Settlement. The releases shall include a waiver of California Civil Code § 1542 and equivalent provisions in any other state statutory or common law.

13. Notice of the Settlement: Within ten (10) calendar days after receiving preliminary approval of the Settlement, Workhorse shall: (i) publish a short-form notice once in Investor’s Business Daily or a similar online publication; (ii) post the long-form notice and Settlement Agreement (with exhibits thereto) on the “Investors” portion of the Company’s website; and (iii) file with the U.S. Securities and Exchange Commission a Current Report on Form 8-K attaching the long-form notice and the Settlement Agreement (with exhibits thereto). The short-form notice and long-form notice shall provide a link to the Investors portion of Workhorse’s website where the long-form notice and Settlement Agreement (with exhibits thereto) may be viewed, which link shall be maintained through the date of the hearing for the Court to determine whether to finally approval the Settlement. The Defendants or their insurers shall pay for the costs associated with this notice program or any other form and manner of notice required by the Court.

14. Stay and Dismissal of Proceedings: Upon the execution of this Settlement Term Sheet, the parties in the Derivative Actions shall promptly request that the courts in the respective Derivative Actions stay all proceedings and/or enter an order enjoining all other Workhorse stockholders from commencing, instituting, or prosecuting any of the claims described in Paragraph 11 above, except for any proceedings necessary to effectuate the Settlement and the finalization of the Settlement, as well as any other obligations provided for in this Settlement Term Sheet. In addition; upon execution of this Settlement Term Sheet, Plaintiffs and Defendants in In re Workhorse Grp. Inc. S’holder Derivative Litig., Lead Case No. A-21-83688-B (Nev. Dist. Ct. Clark Cnty.), shall file a joint notice with the Nevada Supreme Court indicating that the parties have signed this Settlement Term Sheet and requesting that the Nevada Supreme Court hold the proceedings in connection with the Writ of Mandamus filed with the Nevada Supreme Court on August 25, 2022; in abeyance while the parties document and seek preliminary and final approval of the Settlement described herein. The parties further agree that they will jointly request that the Nevada Supreme Court resume proceedings in connection with the Writ of Mandamus if the Settlement set forth in this Settlement Term Sheet does not become final for any reason. Promptly after the Effective Date of the Settlement, the Parties shall take all necessary steps to dismiss with prejudice all Derivative Actions and withdraw in writing all demands reflected in the Demand Letters.

4 The “Litigation Demands” refer to, collectively, the demands served on Workhorse and/or members of its Board of Directors on behalf of stockholders Charles Boyle, Jeffrey Bechtel, Rocco Camano, and Adam R. Kayce, on December 28, 2021, January 4, 2022, January 27, 2022, and February 18, 2022, respectively.

4

15. Rule 11 Compliance: The Settling Parties agree that each has complied fully with the strictures of Rule 11 of the Federal Rules of Civil Procedure, and all similar applicable Nevada state law provisions, and that the proposed final judgment will contain a statement to reflect this compliance.

16. Documents: Within thirty (30) days of the Effective Date, upon Defendants’ request, Plaintiffs shall each certify that they have destroyed any documents obtained from the Defendants that were marked Confidential in connection with the Derivative Actions.

17. Disputes: The Settling Parties will seek to resolve disputes, if any, that arise out of the finalization of the Settlement documentation through mediation before Mr. Melnick, or, if such mediation fails, will accept a binding decision by Mr. Melnick.

18. Governing Law: This Settlement Term Sheet shall be governed by, construed, performed, and enforced in accordance with the laws of the State of Nevada, without regard to any state’s principles, policies, or provisions governing choice of law. The parties hereto agree that the Settlement, and all matters relating to its enforcement, will be subject to the continuing jurisdiction of the Court for the Nevada State Court Action.

19. Binding Agreement: This Settlement Term Sheet is intended by the Settling Parties to be a binding agreement that sets forth certain material terms and obligations of the Settling Parties in connection with the Settlement, and the Settling Parties shall use their best efforts to consummate the Settlement contemplated herein. This Term Sheet may be executed in counterparts, including by signature transmitted electronically. Each counterpart when so transmitted shall be deemed to be an original and all such counterparts together shall constitute the same instrument. This Settlement Term Sheet shall be read and interpreted according to its plain meaning and any ambiguity shall not be construed against any Settling Party. It is expressly agreed by the Settling Parties that the judicial rule of construction that a document should be more strictly construed against the drafts person thereof shall not apply to any provision of this Settlement Term Sheet. This Settlement Term Sheet may not be terminated, modified, or amended, except by an agreement in writing signed by the Settling Parties.

IT IS HEREBY AGREED by the undersigned as of October 24, 2022.

5

/s/ Stephen J. Oddo	/s/ John P. Stigi III
Stephen J. Oddo	John P. Stigi III
ROBBINS LLP	SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
5040 Shoreham Place	1901 Avenue for the Stars,
San Diego, CA 92122	Suite 1600
Telephone: (619) 525-3990	Los Angeles, CA 90067
Facsimile: (619) 525-3991	Tel.: (310) 228-3700
Email: soddo@robbinsllp.com	Fax: (310) 228-3701
Email-: jstigi@sheppardrnullin.com

Co-Lead Counsel for Plaintiffs in Nevada State Court Action	Attorneys for Nominal Defendant Workhorse Group Inc. Defendant Gregory Ackerson

/s/ Richard H. Zelichov
David C. O’Mara	Richard H. Zelichov
THE O’MARA LAW FIRM	KATTEN MUCHIN ROSENMAN LLP
311 E. Liberty Street	2029 Century Park East, Suite 2600
Reno, NV 89501	Los Angeles, CA 90067
Telephone: (775) 323-1321	Tel.: (310) 788-4680
Facsimile: (775) 323-4082	Email: richard.zelichov@katten;com
Email: david@omaralaw.com

Co-Liaison Counsel for Plaintiffs in Nevada State Court Action	Attorneys for Defendants Duane Hughes, Steve Schrader, Robert Willison, Stephen Fleming, and Anthony Furey

/s/ Gregory M. Egleston	/s/ Jonathan K. Youngwood
Gregory M. Egleston	Jonathan K. Youngwood
GAINEY MCKENNA & EGLESTON	SIMPSON THACHER & BARTLETT LLP
501 Fifth Avenue, 19th Floor	425 Lexinigton Avenue
New York, New York 10017	New York, NY LOO17
Telephone: (212) 983-1300	Tel.: (212) 455-3539
Facsimile: (212) 983-0383	Fax: (212) 455-2502
Email: gegleston@gme-law.com	Email: jyoungwood@stblaw.com

6

Co-Lead Counsel for Plaintiffs in Nevada State Court Action	Attorneys for Defendants Raymond Chess, Gerald B. Budde, H. Benjamin Samuels, Harry DeMott, Michael L. Clark, Pamela S. Mader, and Jacqueline A. Dedo

Matthew L Sharp
MATTHEW L. SHARP, LTD.
432 Ridge Street
Reno, NV 89501
Telephone: (775) 324-1500
Facsimile: (775) 284-0675
E-mail: matt@mattshmplaw.com

Co-Liaison Counsel for Plaintiffs in Nevada State Court Action

Michael I. Fistel, Jr.
JOHNSON FISTEL, LLP
40 Powder Springs Street
Marietta, GA 30064
Telephone: (770) 200-3104
Facsimile: (770) 200-310 I
Email: michaelf@johnsonfistel. com

/s/ Brett M. Middleton
Brett M. Middleton
JOHNSON FISTEL, LLP
501 West Broadway, Suite 800
San Diego, CA 92101
Telephone: (619) 230-0063
Facsimile: (619) 255-1856
Email: brettm@johnsonfistel.com

Counsel for Plaintiffs in C.D. Cal. Demand Refusal Action

/s/ Robert C. Schubert
Robert C. Schubert
Willem F. Jonckheer
SCHUBERT JONCKHEER & KOLBE LLP
Three Embarcadero Center, Suite 1650
San Francisco, California 94111
Tel: (415) 788-4220
Fax: (415) 788-0161
dschubert@schubertlawfirm.com wjonckheer@.schubertlawfinn.co1n

7

Martin Muckleroy
MUCKLEROY LUNT
6077 S. Fort Apache Rd., Ste 140
Las Vegas, NV 89148
Telephone: (702) 907-0097
Facsimile: (702) 938-4065
Email: maitin@nrncklerovlunt.com

Counsel for Plaintiffs in Nevada Federal Action

/s/ Timothy Brown
Timothy Brown
THE BROWN LAW FIRM, P.C.
767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427
Facsimile: (516) 344-6204
Email: tbrown@thebrownlawfirm.net

Phillip Kim
TIIE ROSEN LAW FIRM, P.A.
275 Madison Avenue, 40th Floor
New York, NY 10016
Telephone: (212) 686-1060
Facsimile: (212) 202-3827
Email: pkim@rosenlegal.com

/s/ Lee Squitieri
Lee Squitieri
SQUITIERI & FEARON, LLP
305 Broadway, 7th floor
New York, N.Y. 10006
Tel 212 421.6492
Facsimile: 212.421.6553
Email lee@.sfclasslaw.com

Fletcher Moore
Justin Kuehn
MOORE KUEHN, PLLC
30 Wall Street, 8th Floor New York, New York 10005 Telephone: (212) 709-8245
Facsimile: (917) 634-3035
Email: fuloore@moorekuehn.com
jkuehn@moorekuelm.com

8

Mario Iskander
LAW OFFICES OF HANI S. BUSHRA
16541 Gothard St., #208
Huntington Beach, CA 92647
Telephone: (714) 984-2000
Facsimile: (714) 489-8128
Email: mario@bushralaw.com

Counsel for Plaintiffs in C.D. Cal. Demand Futility Action

9

COMPROMISE AND SETTLEMENT NEGOTIATIONS (FRE 408)

MEDIATION PRIVILEGE

EXHIBIT A TO TERM SHEET

CORPORATE GOVERNANCE REFORMS

The corporate governance reforms set forth below (“Corporate Governance Reforms”) shall be implemented and maintained for a period of no less than four {4) years from the date of adoption. Defendants1 acknowledge that Plaintiffs’2 efforts, including their efforts in investigating, preparing, commencing, and prosecuting the Derivative Actions,3 were a material cause for the implementation of the Corporate Governance Reforms, and that the Corporate Governance Reforms confer substantial benefits on the Company.

1. Creation of a Disclosure Controls Committee

Workhorse Group Inc. (“Workhorse” or the “Company”) shall continue to maintain a separate Disclosure Controls Committee (“Disclosure Committee”) to assure: (i) the accuracy of any material information disseminated publicly to investors; and (ii) the accuracy, completeness, and timeliness of filings with the SEC.

No Board of Directors (“Board”) member shall serve on the Disclosure Committee. The Disclosure Committee members shall consist entirely of senior officers and representatives from the key functional areas of the Company, as defined below.

The mission of the Disclosure Committee will include ensuring effective procedures and protocols are in place at the Company so that all the Company’s SEC filings, written communications to investors and securities analysts and press releases to the extent covered by Regulation FD are vetted for accuracy, integrity, and completeness, and for reviewing with management its ongoing compliance with these protocols and procedures.

One of the responsibilities of the Disclosure Committee is to review the Company’s statements in its SEC filings concerning management’s target vehicle production goals. As part of its review, the Disclosure Committee will consider the Company’s (and any of its partners’) manufacturing and operations capabilities regarding production matters including the sufficiency of its technology and automated assembly line, supply chain and raw materials, human labor, and financial capital necessary to meet any stated vehicle manufacturing and production goals.

[1]	Duane A. Hughes, Steve Schrader, Robert Willison, Gregory Ackerson, Raymond Chess, Gerald B. Budde, H. Benjamin Samuels, Harry DeMott, Michael L. Clark, Pamela S. Mader, Jacqueline A. Dedo, Stephen Fleming, and Anthony Furey are collectively referred to as “Defendants.”

[2]	Plaintiffs are Daniel Cohen, David Cohen, Ed Lamont, Luis Angulo, Romario St. Clair, Andrew Everson, Barry Caruso, Mark Kistenmacher, and David Brown (collectively, the “Plaintiffs”).

3	The “Derivative Actions” refer to: (1) Cohen, et al. v. Hughes, et al., Case No. 2:21-cv- 08734-CJC-PVC (C.D. Cal.); (2) Lamont, et al. v. Hughes, et al., Case No. 2:22-cv-00980-CDS- VCF (D. Nev.); (3) In re Workhorse Grp. Inc. Stockholder Derivative Litig., Lead Case No. A-21- 83688-B (Nev. Dist. Ct.-Clark Cnty.); and (4) In re Workhorse Grp. Inc. Derivative Litig., Lead Case No. 2:21-cv-04202-CJC-PVC (C.D. Cal.).

COMPROMISE AND SETTLEMENT NEGOTIATIONS (FRE 408)

MEDIATION PRIVILEGE

The Disclosure Committee shall hold regular meetings prior to the preparation and filing of the Company’s Form 10-Ks and I0-Qs, and ad-hoc meetings from time to time as directed by the Disclosure Committee’s chairperson, the Chief Compliance Officer (“CCO”).

The Disclosure Committee shall include the following members:

o	Chief Compliance Officer
o	Chief Financial Officer
o	Chief Accounting Officer
o	Director, Internal Audit
o	Director, Financial Rep01ting
o	General Counsel
o	Chief Technology Officer
o	President, Commercial Vehicles
o	President, Aerospace
o	Vice President, Manufacturing
o	Vice President, Supply Chain Management
o	Any service provider of outsourced control testing and tax

Representatives of the Company’s independent auditors and other personnel of the Company, or representatives of its outside advisors, may be invited to attend Disclosure Committee meetings as deemed. necessary or appropriate by the Disclosure Committee in performing its duties and responsibilities.

The CCO shall timely inform the Audit Committee regarding any material concerns of the Disclosure Committee. The Disclosure Committee shall have a Charter, which shall be posted on the Company’s website.

The responsibilities of the Disclosure Committee shall be to:

a.	Establish controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act and other information that the Company may disclose to the public is recorded, processed, summarized, and reported accurately and within the time periods specified in the SEC’s rules and regulations.

b.	Design, implement, and monitor the Company’s disclosure controls and procedures and assist the Company with compliance with Regulation FD.

c.	Evaluate the effectiveness of the Company’s disclosure controls and procedures on at least an annual basis.

d.	Review the Company’s Form 10-Qs and Form 10-Ks.

COMPROMISE AND SETTLEMENT NEGOTIATIONS (FRE 408)

MEDIATION PRIVILEGE

e.	Review (or delegate to an appropriate subcommittee of the Disclosure Committee the review of) the Company’s other Exchange Act filings (including Form 8-Ks, and Proxy Statements), registration statements, press releases containing financial information, information about material acquisitions or dispositions or other information material to the Company’s security holders, correspondence to stockholders, and presentations to analysts and investors, which includes analyst and investor conferences and scripts utilized during question and answer sessions of earnings conference calls.

f.	Review each Exchange Act report prior to filing with the SEC to assess the quality and completeness of the disclosures and whether the report is accurate and complete in all material respects.

g.	Report to and advise the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) with respect to the certifications they must provide for the Company’s quarterly and annual reports.

h.	Evaluate the materiality of information and events relating to or affecting the Company and determine the timing and appropriate method of disclosure of information deemed material.

i.	Undertake any other duties or responsibilities as the CEO or CFO may from time to time prescribe.

j.	Institute pre-clearing mechanisms for any material information disseminated on social media and other non-SEC platforms delivering information to investors.

2. Creation of Chief Compliance Officer Position

The Board shall direct Workhorse to create the position of CCO, who shall chair the Disclosure Committee and report directly to the Board and work with the Board and the Board committees, as necessary, to facilitate the Board’s oversight responsibilities. The CCO must have executive-level experience in risk mitigation, legal-regulatory compliance, and appropriate public disclosures at a public company. The role of the Chief Compliance Officer may be combined with the role of General Counsel or Chief Legal Officer.

The CCO’s duties shall include, but not be limited to, oversight and administration of Workhorse’s corporate governance policies (including the Code of Ethics and/or Code of Conduct), fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, maintaining and monitoring a system for accurate public and internal disclosures, and reporting and investigating potential compliance and ethics concerns.

Workhorse’s CCO shall be primarily responsible for managing Workhorse’s ethics and compliance program and for assisting the Board in fulfilling its oversight duties regarding Workhorse’s compliance with applicable rules, laws, regulations, and accounting standards, including those laws, regulations and standards that affect its reports filed with the SEC.

COMPROMISE AND SETTLEMENT NEGOTIATIONS (FRE 408)

MEDIATION PRIVILEGE

In performing his or her duties and fulfilling the responsibilities described herein, the CCO shall keep the Audit Committee and Board timely informed, seek the Audit Committee’s or Board’s assistance, and may delegate responsibilities.

The responsibilities and duties of Workhorse’s CCO shall include the following:

a.	Working with the Audit Committee to evaluate and define the goals of Workhorse’s ethics and compliance program in light of trends in corporate practice and changes in laws that affect Workhorse’s disclosure obligations regarding the Company’s risk exposure.

b.	Managing and overseeing Workhorse’s ethics and compliance program, implementing procedures for monitoring and evaluating the program’s performance, and communicating with and informing the Board regarding progress toward meeting program goals.

c.	Acting as the liaison between management, including the Disclosure Committee, Audit Committee, and the Board, in which capacity the CCO shall: (i) be primarily responsible for assessing organizational risk for misconduct and noncompliance with applicable laws and regulations; (ii) report material risks relating to compliance or disclosure issues to the Audit Committee as promptly as practicable after the identification of these risks; and (iii) make written recommendations for further evaluation and/or remedial action within deadlines established by the Audit Committee.

d.	Performing a review of Workhorse’s draft quarterly and annual reports filed with the SEC on Forms 10-Q and 10-K, and related materials prior to their publication relating to: (i) the accuracy, completeness, and timeliness of disclosures relating to risk exposure from the Company’s reporting of financial data and quality of its internal controls; (ii) the identification and disclosure of any material risks to Workhorse’s compliance with applicable laws and regulations; and (iii) accurate reporting of any material issues that may merit disclosure to the Disclosure Committee.

e.	Reviewing and approving Workhorse’s press releases, and related materials prior to their publication to confirm that disclosures included therein are complete, timely and accurate and to mitigate the risk that such disclosures will fail to comply with applicable laws and regulations, and reporting any material issues that may merit · disclosure to the Disclosure Committee.

f.	Promptly reporting to the Audit Committee any allegations of compliance and ethics concerns relating to fraud, reporting violations, or material risks relating to Workhorse’s legal and regulatory compliance, and preparing written reports, as appropriate, to the Audit Committee and Board evaluating, and where necessary recommending, remedial actions, including public disclosure of the material risk, if warranted

COMPROMISE AND SETTLEMENT NEGOTIATIONS (FRE 408)

MEDIATION PRIVILEGE

g.	Working with the Audit Committee to evaluate the adequacy of Workhorse’s compliance policies and procedures and developing proposals for improving these policies and procedures. This includes meeting with the Audit Committee at least twice per year to discuss ongoing and potential litigation and compliance issues.

h.	Overseeing employee training in risk assessment and compliance.

i.	Implementing and maintaining systems for the timely compliance with all Section 16 reporting and disclosure requirements.

J.	Receiving up-to-date lists from all Board members and executive officers of companies in which they are a director, an officer, and/or of which they own a controlling interest, and promptly update the list and report to the Nominating and Governance Committee regarding the same when any changes occur.

3. Related Party Transactions

The Audit Committee shall continue to review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K) on an ongoing basis.

The Company agrees to maintain a related party transaction policy that includes the following provisions:

a.	The approval of the Audit Committee shall be required for any related party transaction, and the Audit Committee shall not grant any such approval without first fully considering all material aspects of the proposed transaction and determining that the transaction is in the best interests of, the Company. In performing its review, the Audit Committee shall be allowed to retain, at the Company’s expense, outside counsel that is, in the Audit Committee’s judgment, independent from both the Company and the other parties to the proposed related party transaction.

b.	The Company shall make the Related Party Transaction Policy publicly available, including by posting it on the Company’s website and describing its contents in Workhorse’s next proxy statement filed with the SEC and its periodic reports filed with the SEC.

COMPROMISE AND SETTLEMENT NEGOTIATIONS (FRE 408)

MEDIATION PRIVILEGE

4. Audit Committee and Internal Controls Changes

The Audit Committee Chatter shall include the provisions below, and the amended Audit Committee Charter shall be posted on the Company’s website.

a. Addition of Risk Management Responsibilities

The Audit Committee Charter shall be amended to include the following risk management responsibilities:

(i)	Administer the risk management policies of the Company and conduct oversight of the Company’s risk management framework; however, nothing herein shall abrogate the risk assessment and oversight responsibilities of the Board and its existing committees.

(ii)	Identify and monitor material risks relating to Workhorse’s compliance with all applicable laws and regulations and public disclosures (including all SEC filings) about Workhorse’s business affairs, financial reporting, and risk exposure and timely reporting any deficiencies to the Board.

(iii)	Monitor Compliance with Workhorse’s Code of Conduct.

(iv)	Conduct an annual review of the effectiveness of Workhorse’s policies and procedures related to legal and regulatory compliance, including its disclosure controls and procedures, with the assistance of the CCO.

(v)	Maintain procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, nd post the relevant policy on the Company’s website.

b. Composition of Audit Committee and Number of Meetings

The Audit Committee shall be required to meet at least four (4) times annually, including meetings prior to commencement and completion of the annual audit and prior to filing with the SEC each quarterly report on Form 10-Q or annual report on Form 10-K. Absent unusual circumstances, meeting by unanimous written consent in lieu of a meeting, while permitted, does not count towards the foregoing minimum annual requirements.

c. Changes to Audit Committee Charter

The Audit Committee shall oversee the work of the Disclosure Committee. The Audit Committee shall meet separately with the Disclosure Committee (or an appropriate subcommittee of the Disclosure Committee) at least once each quarter and more frequently if necessary to effectively supervise the Company’s disclosure function and specific disclosure issues of particular importance.

COMPROMISE AND SETTLEMENT NEGOTIATIONS {FRE 408)

MEDIATION PRIVILEGE

The Audit Committee shall review with the Disclosure Committee (or an appropriate subcommittee of the Disclosure Committee) any :financial statements, including, but not limited to, any Form 10-Q, Form 10-K, Form 8-K, and annual Proxy Statement issued by the Company for accurate disclosures. Prior to the issuance of earnings or production guidance, the Audit Committee shall review and approve any such guidance with the Disclosure Committee (or an appropriate subcommittee of the Disclosure Committee) to ensure that the proposed guidance has a reasonable basis and that all material risks and contingencies are properly disclosed.

The Audit Committee shall meet with the outside auditors at least four (4) times annually, including before the filing of Workhorse’s quarterly and annual reports with the SEC.

Additionally, the Audit Committee Charter shall be revised to add a provision requiring that the Audit Committee review and discuss ·any material, proposed compliance-related disclosures in the Company’s annual and quarterly financial statements with the CCO.

The minutes of the Audit Committee, including the foregoing meetings with the Manufacturing and Operations Sub-Committee, shall be maintained by Workhorse’s General Counsel for no less than seven (7) years.

d. Insider Trading Controls

The Company shall continue to post its Insider Trading Policy on the Company’s website. The Insider Trading Policy shall continue to require pre-approval by the Company’s General Counsel prior to any trades being made by any of the Company’s directors or executive officers. To the extent that any of the Company’s directors or executive officers establish a IObS-1 trading plan (“Trading Plans”), the Company’s General Counsel shall review and approve such Trading Plans or modifications thereto and shall ensure that the Trading Plans are structured pursuant to the standards articulated in SEC Rule I0b-5-1 and any amendments thereto. Individuals who have established a Trading Plan shall not enter into any hedging or pledging agreements with respect to Company securities during the time a Trading Plan is in effect.

5. Improvements to the Nominating and Corporate Governance Committee Charter

The Nominating and Corporate Governance Committee shall be amended to include the provisions below, and the amended Nominating and Corporate Governance Committee. Charter shall be posted on the Company’s website.

a.	The Nominating and Corporate Governance Committee shall meet with each prospective new Board member prior to his or her nomination to the Board and then recommend whether such individual shall be nominated for membership to the Board. Such review shall require, inter alia, a background check of each candidate.

COMPROMISE AND SETTLEMENT NEGOTIATIONS (FRE 408)

MEDIATION PRIVILEGE

b.	In accordance with its duties to develop and recommend Corporate Governance Guidelines to the Board, the Nominating and Corporate Governance Committee shall ensure that the Corporate Governance Guidelines, and any amendments thereto, are promptly made available to the public, through the Company’s website or otherwise.

6. Improvements to the Compensation Committee Charter

The Compensation Committee Charter shall be amended to include the provisions below, and the amended Compensation Committee Charter shall be posted on the Company’s website.

a.	The Compensation Committee shall review on an annual basis the CEO’s and CFO’s contribution to Workhorse’s culture of ethics and compliance and their effectiveness and dedication to ensuring Workhorse’s compliance with applicable laws, rules, and regulations.

b.	In determining, setting, or approving annual short-term compensation arrangements, the Compensation Committee shall consider the particular executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and’ procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements.

c.	In determining, setting, or approving termination benefits and/or separation pay to executive officers, the Compensation Committee shall consider the circumstances surrounding the particular executive officer’s departure and the executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements.

7. Board Independence

The Company shall amend its By-laws to require that at least three-fourths of the Board be comprised of independent directors. In addition to the standards required by the NASDAQ Stock Exchange, a director will be deemed independent only if he or she satisfies the SEC’s enhanced independence standards for Audit Committee members.

If the Company fails to comply with the independence requirements set forth herein due to one or more vacancies of the Board, or if one or more directors cease to be independent due to circumstances beyond their reasonable control, Workhorse shall regain compliance with these requirements as soon as practicable.

COMPROMISE AND SETTLEMENT NEGOTIATIONS (FRE 408)

MEDIATION PRIVILEGE

8. Additional Board Reforms

a. Non-Executive Chairman/Lead Independent Director Role

The Company’s Corporate Governance Principles shall be revised to require that the Company have either a Non-Executive Chairman or, if the Company has a combined CEO/Chairman role, a Lead Independent Director.

In addition to the duties of all Board members, the independent, Non-Executive Chairman or Lead Independent Director, as the case may be, shall be responsible for the following functions:

(i)	Coordinating the activities of the independent directors.

(ii)	Determining an appropriate schedule of Workhorse’s Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of Workhorse’s operations.

(iii)	Evaluating and making recommendations to the Board relating to the nature, quality, quantity, and timing of information provided to the independent directors by the Company’s management.

(iv)	Approving the agenda for the Board meetings.

(v)	Coordinating the retention of counsel or consultants who report directly to the Board.

(vi)	Receiving reports from the Nominating Committee regarding compliance with and implementation of corporate governance policies.

(vii)	Receiving reports from the Nominating Committee regarding recommended revisions to corporate governance policies.

(viii)	Coordinating and developing the agenda for, and moderating executive sessions of, Workhorse’s independent directors.

(ix)	Acting as the principal liaison between the independent directors and the CEO on topics or issues as requested by the independent directors, any Committee of the Board, or any other sensitive issues or topics.

(x)	Participating in Workhorse’s annual stockholders meeting.

(xi)	Evaluating, along with the members of the Compensation Committee, the CEO’s performance, and meeting with the CEO to discuss such evaluation.

COMPROMISE AND SETTLEMENT NEGOTIATIONS (FRE 408)

MEDIATION PRIVILEGE

b. Director Orientation and Continuing Education

Each member of the Board must annually participate in continuing education related to corporate governance practices and other topics pertinent to the Company’s business. Such training may be delivered by an outside entity specializing in director education, the Company’s General Counsel or outside counsel, or another industry expert.

c. Meetings in Executive Session

The independent directors of the Board shall meet in executive session at each regularly scheduled meeting of the Board, with a minimum requirement to meet at least four times annually outside the presence of any director who serves as an officer of Workhorse.

d. Stockholder Meetings

Absent extraordinary circumstances, all directors shall be required to attend the Company’s annual meeting of stockholders in person. During the annual stockholder meeting, stockholders shall have the right to ask questions, both orally and in writing, regardless of whether such questions were submitted in advance. Polls should remain open at the annual meeting until all agenda items have been discussed.

e. Authorization to Retain Counsel

The Board’s Committees shall continue to have standing authorization, at their discretion, to obtain, at the Company’s expense, legal counsel or other advisors of their choice, who shall report directly to the Board or the committee.

9. New Code of Conduct; Publication of Corporate Governance Policies and Other Documentaries

The Company shall adopt a new Code of Conduct to replace its existing Code of Ethics. The Company shall place its policies for corporate governance on the Company’s website for public access and review, including the changes outlined herein. Additionally, the Company shall continue to publish its Articles of Incorporation and current By-laws on its website for public access and review, including the changes outlined herein.

10. Employee Training

The Company shall provide all new hires and appropriate employee populations with training on expectations with respect to integrity and compliance with the Code of Conduct. The Company shall require the appropriate employee populations to attest on an annual basis that they have read, understand, and will comply with the Code of Conduct.

a.	Workhorse’s CCO shall be charged with primary responsibility for education pursuant to this provision.

b.	Training shall be live, in person or via video conference, where practicable. In the limited circumstances where live training is not possible, training should be interactive, Internet based training. The CCO shall maintain a record of employee participation at the training sessions.

COMPROMISE AND SETTLEMENT NEGOTIATIONS (FRE 408)
MEDIATION PRIVILEGE

11. Whistleblower Policy

The Company shall post information regarding its third-party compliance hotline on the Company intranet site and make clear that it is available to assist on matters pertaining to a potential violation of the Code of Conduct. The third-party compliance hotline shall be confidential, and reports made to the compliance hotline relating to accounting, auditing, or embezzlement matters shall be directed to the Chairperson of the Audit Committee. The Company shall periodically remind employees of how to raise an integrity or compliance concern.

Workhorse’s written policy on reporting violations of Company policies and receipt of complaints regarding financial reporting or accounting issues and the internal reporting of violations will adequately notify employees of the following: (i) complaints may be directed to an employee’s manager, any member of Human Resources, the CCO, or via the Company’s third party compliance hotline; (ii) reports made through the Company’s third-party compliance hotline may be made anonymously (unless prohibited by local law); (iii) information gathered during investigations into reports will be kept confidential to the extent possible; and (iv) Workhorse strictly prohibits retaliation against any individual who raises complaints in good faith.

While the Company’s Code of Conduct provides reporting resources for potential whistleblowers and notes that retaliation against whistleblowers will not be tolerated, the Board shall require management to adopt a standalone written policy protecting whistleblowers and better informing them of their reporting options (the “Whistleblower Policy”). The policy shall be posted on the Company’s website and in the Company’s facilities and shall provide as follows:

a.	The Company’s Whistleblower Policy shall:

(i)	Encourage interested parties to bring forward ethical and legal violations and/or a reasonable belief that ethical and legal violations have occurred to the parties identified in the Code of Conduct, the CCO and the Audit Committee. The CCO shall review material complaints with the Audit Committee or full Board; and

(ii)	Effectively communicate that Workhorse is serious about adherence to its corporate governance policies and that whistleblowing is an important tool in achieving this goal.

b.	The Whistleblower Policy—with the endorsement of the Board and the most senior management of the Company—will include the following provisions:

(i)	Retaliation against whistleblowers is illegal, and persons who retaliate against whistleblowers may be subject to serious penalties;

(ii)	Whistleblower complaints may be submitted anonymously (unless prohibited by local law) and will be handled in confidence to the extent possible;

COMPROMISE AND SETTLEMENT NEGOTIATIONS (FRE 408)

MEDIATION PRIVILEGE

(iii)	If a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Whistleblower Policy just as if he or she directed the complaint internally, including through the Company’s third-party compliance hotline;

(iv)	An employee’s compliance with the stated values, business standards, and ethical standards of the Company may be considered in the performance review process; and

(v)	The Whistleblower Policy will contain a strict non-retaliation policy.

c.	The Company shall remind employees of whistleblower options and whistleblower protections in employee communications provided at least twice a year and via the Company’s intranet.

d.	The Company may pay a cash award to a whistleblower under appropriate circumstances.

12. Review of Clawback Policy

The Company shall publish its Clawback Policy on its website. Within ninety (90) days of entry of a final order and judgment approving the Settlement, the Company shall in good faith review the terms of the clawback policy with respect to Financial Restatements, Detrimental Activity and Termination for Cause, including considering the SEC’s proposed rulemaking and the clawback policies of other similar companies.

The Company shall further publicly disclose in the event that the Clawback Policy is triggered and, in that event, whether any decisions are made to recover or not to recover compensation under the Clawback Policy, including the amount and percentage of any recovered compensation.

EXHIBIT B

IN THE EIGHTH JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA
IN AND FOR CLARK COUNTY

IN RE WORKHORSE GROUP INC. STOCKHOLDER DERIVATIVE LITIGATION	Lead Case No. A-21-833050-B (Consolidated with Case No. A-21-836888-B)

This Document Relates To: ALL ACTIONS.	[PROPOSED] PRELIMINARY APPROVAL ORDER

Judge: Nancy Allf

Exhibit B

WHEREAS, the Parties to the above-captioned consolidated shareholder derivative action (“Nevada State Court Action”) have made an application, pursuant to Nevada Rule of Civil Procedure 23.1, for an order: (i) preliminary approving the Settlement of the Consolidated Derivative Action, in accordance with the Stipulation of Settlement dated April 10, 2023 (“Stipulation” or “Settlement”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed Settlement and dismissal of the Nevada State Court Action with prejudice, upon the terms and conditions set forth therein; (ii) approving the form and content of the Notice to Current Workhorse Shareholders; and, (iii) setting the date and time for the Settlement Hearing described below;

WHEREAS, unless otherwise defined herein, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation; and

WHEREAS, the Court has read and considered the Stipulation and exhibits annexed thereto, and good cause appearing;

NOW THEREFORE, IT IS HEREBY ORDERED:

1. This Court hereby preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Stipulation of Settlement, including the terms and conditions for settlement and dismissal with prejudice of the Nevada State Court Action.

2. A Settlement Hearing shall be held before this Court on               , 2023 at            _.m.), to be held at Eighth Judicial District Court of the State of Nevada in and for Clark County, 200 Lewis Avenue, Las Vegas, NV 89155, Room 16A, either in person, telephonically or via video, to consider and determine whether the [Proposed] Order and Final Judgment, substantially in the form of Exhibit E attached to the Stipulation, should be entered: (a) approving the terms of the Settlement as fair, reasonable and adequate; and (b) dismissing with prejudice the Nevada State Court Action against the Defendants.

3. The Court approves, as to form and content, the notices attached as Exhibits C (the “Notice”) and D (the “Summary Notice”) to the Stipulation, and finds that the publication of the two notices as set forth below meets the requirements of Nevada Rule of Civil Procedure 23.1 and due process, and is the best notice applicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.

4. Within ten (10) days after the entry of the Preliminary Approval Order, Workhorse shall: (i) publish the Summary Notice once in Investor’s Business Daily or a similar online publication; (ii) post the Notice and the Stipulation (with the exhibits hereto) on the “Investors” portion of the Company’s website; and (iii) file with the U.S. Securities and Exchange Commission a Current Report on Form 8-K attaching the Notice and this Stipulation (with the exhibits hereto). The Summary Notice and Notice shall provide a link to the Investors portion of Workhorse’s website where the Notice and Stipulation (with the exhibits thereto) may be viewed, which link shall be maintained through the date of the Settlement Hearing. Workhorse or its insurers shall pay for the costs associated with this notice program or any other form and manner of notice required by the Court.

5. Workhorse’s Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Notice and Summary Notice within twenty (20) days after the entry of the Preliminary Approval Order.

6. Neither the Stipulation nor the Settlement, including any Exhibits attached hereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement shall be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Derivative Actions and Litigation Demands; shall be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Derivative Actions, Litigation Demands or with respect to any of the claims settled in the Derivative Actions or Litigation Demands, or any other action or proceeding; may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability; and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Actions or Litigation Demands, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein. Neither the Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that any of the Released Defendant Persons may file the Stipulation or any judgment or order of the Court related hereto in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim

7. Pending final determination by the Court of whether the Settlement should be approved, this Court preliminarily bars and enjoins Plaintiffs, all other Current Workhorse Shareholders, and the Company, on behalf of themselves, from commencing, instituting, filing, intervening in, participating in (as a nominal defendant or otherwise), receiving any benefit from, or prosecuting any of the Released Claims against any of the Released Persons. All proceedings and discovery in the Nevada State Court Action shall be stayed except as otherwise provided for in the Stipulation, and no party to the Nevada State Court Action or any Current Workhorse Shareholder shall file or prosecute any action or proceeding in any court or tribunal relating to the Settlement or asserting any of the Released Claims against the Released Persons.

8. All Current Workhorse Shareholders shall be bound by all orders, determinations and judgments of the Court in the Nevada State Court Action concerning the Settlement, whether favorable or unfavorable to Current Workhorse Shareholders.

9. Any Current Workhorse Shareholder may appear and show cause, if he, she or it has any reason why the terms of the Settlement of the Nevada State Court Action should not be approved as fair, reasonable and adequate, or why the Order and Final Judgment should not be entered thereon, provided, however, that, unless otherwise ordered by the Court, no Current Workhorse Shareholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the Order and Final Judgment to be entered thereon approving same, unless, no later than twenty (20) days before the Settlement Hearing, such person files with the Court a statement of objection signed by the objector, even if represented by counsel, setting forth appropriate proof of Workhorse stock ownership as of April 10, 2023, including the number of shares of Workhorse common stock owned and the date of purchase, along with written objections, including the basis therefore, attaching any and all documentation or evidence in support of such objection; and setting forth the identities of any cases, by name, court, and docket number, in which the objector or his, her, or its attorney has objected to a settlement in the last three years and copies of any papers and briefs in support of said objection to the instant settlement.

All written objections and supporting papers must be submitted to the Court by mailing them to:

Clerk of the Court

Eighth Judicial District Court of The State of Nevada

in and for Clark County,

200 Lewis Avenue, Las Vegas, NV 89155

OR by filing them in person at any location of the Eighth Judicial District Court of The State of Nevada in and for Clark County.

The written objections and supporting papers must also be delivered to counsel for plaintiffs and counsel for Workhorse so they are received no later than 20 calendar days before the Settlement Hearing.

Co-Lead Counsel for Plaintiffs:

ROBBINS LLP

BRIAN J. ROBBINS

STEPHEN J. ODDO

ERIC M. CARRINO

5060 Shoreham Place, Suite 300

San Diego, CA 92122

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

GAINEY MCKENNA & EGLESTON

GREGORY M. EGLESTON

THOMAS J. McKENNA

501 Fifth Ave., 19th Floor

New York, NY 10017

Telephone: (212) 983-1300

Facsimile: (212) 983-0383

Attorneys for Nominal Defendant Workhorse Group Inc.:

MORRIS LAW GROUP

STEVE MORRIS

ROSA SOLIS-RAINEY

801 S. Rancho Drive, Suite B4

Las Vegas, NV 89106

Telephone: (702) 474-9400

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
JOHN P. STIGI III

BRIDGET RUSSELL

1901 Avenue of the Stars, 16th Floor
Los Angeles, CA 90067

Telephone: (310) 228-3700

Facsimile: (310) 228-3701

Any Current Workhorse Shareholder who does not make an objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the Order and Final Judgment to be entered and the releases to be given.

10. Any attorney hired by a Current Workhorse Shareholder for the purpose of objecting to the Settlement must file a notice of appearance with the Clerk of the Court no later than ___________, 2023.

11. Plaintiffs’ Counsel and Defendants’ Counsel are directed to promptly furnish each other with copies of any and all objections that are served upon them or otherwise come into their possession.

12. The Court may approve the Settlement, with such modifications as may be agreed to by Settling Parties, if appropriate, without further notice to Current Workhorse Shareholders.

13. The Court may, for good cause, extend any of the deadlines set forth in this order without further notice to Current Workhorse Shareholders.

DATED: __________________

IT IS SO ORDERED:

HONORABLE NANCY ALLF

EXHIBIT C

NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED AGREEMENT OF
SETTLEMENT AND RELEASE, AND SETTLEMENT HEARING

TO: ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF WORKHORSE GROUP INC. (“WORKHORSE” OR THE “COMPANY”) AS OF APRIL 10, 2023 (THE “RECORD DATE”) (“CURRENT WORKHORSE STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF IN RE WORKHORSE GROUP INC. STOCKHOLDER DERIVATIVE LITIGATION, LEAD CASE NO. A-21-833050-B, A SHAREHOLDER DERIVATIVE ACTION, AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE “RELEASED CLAIMS,” AS DEFINED HEREIN.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this shareholder derivative lawsuit.1 This Notice is provided by Order of the Eighth Judicial District Court of the State of Nevada in and for Clark County (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

[1]	A derivative lawsuit involves claims brought by a shareholder on behalf of a company, rather than on behalf of himself or herself or the other shareholders of the company. The recovery in a derivative action is for the benefit of the company rather than directly for individual shareholders.

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1. WHY THE COMPANY HAS ISSUED THIS NOTICE

On April 10, 2023, Workhorse, in its capacity as a nominal defendant, as well as certain current and former officers and directors of Workhorse who were named as individual defendants,2 entered into a Stipulation of Settlement (the “Stipulation”)3 in the shareholder derivative action pending before the Court, styled In Re Workhorse Group Inc. Stockholder Derivative Litigation, Lead Case No. A-21-833050-B (the “Nevada State Court Action”). This Stipulation also settles derivative actions pending in other jurisdictions, including: (i) In re Workhorse Grp. Inc. Derivative Litig., Lead Case No. 2:21-cv-04202-CJC-PVC (C.D. Cal.) (“California Demand Futility Action”); (ii) Cohen, et al. v. Hughes, et al., No. 2:21-cv-08734-CJC-PVC (C.D. Cal.) (“California Demand Refused Action”); (iii) Lomont, et al. v. Hughes, et al., No. 2:22-cv-00980-CDS-VCF (D. Nev.) (“Nevada Federal Court Action”); and (iv) Abughazaleh v. Meehan, et al., No. A 2203019 (Ohio Ct. Common Pleas – Hamilton Cnty.) (“Ohio Action”) and Litigation Demands.4

The terms of the Settlement are set forth fully in the Stipulation, which can be viewed and downloaded at https://ir.workhorse.com/. This Notice is a summary only and does not describe all of the details of the Stipulation and terms of the Settlement. For full details of the matters discussed in this Notice, please review the Stipulation and visit https://ir.workhorse.com/.

On [insert date], at [insert time]., in Courtroom [-] of the Regional Justice Center located at 200 Lewis Avenue, Las Vegas, Nevada 89155, the Court will hold a hearing (the “Settlement Hearing”) in the Nevada State Court Action, either in person, telephonically or via video. The purpose of the Settlement Hearing is to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether to approve Plaintiffs’ application for their attorneys’ fees and reimbursement of expenses; and (iv) such other matters as may be necessary or proper under the circumstances.

2. SUMMARY OF THE ACTION

On April 16, 2021, plaintiff Romario St. Clair filed a stockholder derivative action in this Court on behalf of Workhorse and against the Individual Defendants for breach of fiduciary duty and unjust enrichment styled as St. Clair v. Hughes, et al., No. A-21-833050-B (the “St. Clair Action”). On June 24, 2021, plaintiff Andre Everson filed a shareholder derivative action in this Court on behalf of Workhorse and against the Individual Defendants for breach of fiduciary duty, waste of corporate assets, and unjust enrichment styled as Everson v. Hughes, et al., No. A-21- 836888-B (the “Everson Action”).

Several other stockholder derivative actions were filed on behalf of Workhorse: (i) the California Demand Futility Action (filed May 19, 2021); (ii) the California Demand Refused Action (filed November 5, 2021); (iii) the Nevada Federal Court Action (filed June 22, 2022); and (iv) the Ohio Action (filed August 19, 2022).

On January 7, 2022, the Court signed an order that consolidated the St. Clair Action and the Everson Action into this Nevada State Court Action. In the same order, the Court appointed the law firms Robbins LLP and Gainey McKenna & Egleston as Co-Lead Counsel for the Nevada State Court Action and the law firms The O’Mara Law Firm P.C. and Matthew L. Sharp, Ltd. as Co-Liaison Counsel (collectively, with counsel for Plaintiffs in the related derivative actions listed above, “Plaintiffs’ Counsel”).

[2]	Specifically, Duane A. Hughes, Steve Schrader, Stephen Fleming, Robert Willison, Anthony Furey, H. Benjamin Samuels, Raymond J. Chess, Harry DeMott, Gerald B. Budde, Pamela S. Mader, Michael L. Clark, and Jacqueline A. Dedo (collectively, the “Individual Defendants”; the Individual Defendants together with Workhorse, the “Defendants”).
[3]	This Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court. A link to the Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) containing the text of the Stipulation may be found on the Company’s website at the Investor Relations page at https://ir.workhorse.com/. All capitalized terms herein have the same meanings as set forth in the Stipulation.

[4]	“Litigation Demands” means collectively, the demands served on Workhorse and/or members of its Board of Directors on behalf of stockholders Charles Boyle, Jeffrey Bechtel, Rocco Camano, and Adam R. Kayce, on December 28, 2021, January 4, 2022, January 27, 2022, and February 18, 2022, respectively.

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On January 24, 2022, the Consolidated Verified Stockholder Derivative Complaint (the “Complaint”) was filed alleging two causes of action against the Individual Defendants: (1) breach of fiduciary duty; and (2) unjust enrichment. The Complaint further alleged that Workhorse suffered injury as a result of the Individual Defendants’ conduct.

On March 22, 2022, the Defendants filed motions to dismiss the Complaint. On August 4, 2022, the Court held a hearing on the motions. On August 23, 2022, the Court entered an order denying a motion to dismiss the Complaint for failure to plead demand futility, finding that the Complaint adequately alleged that a pre-suit litigation demand on the Company’s Board of Directors (the “Board”) would be futile. The Court further ordered that the Nevada State Court Action should be temporarily stayed pending developments in a related federal securities class action lawsuit, captioned Farrar v. Workhorse Group, Inc., No. CV2102072CJCPVCX (C.D. Cal.) (the “Securities Action”).

3. SETTLEMENT

On April 10, 2023, the Plaintiffs5 and Defendants entered into the Stipulation to resolve the Action.

Pursuant to the Stipulation, the Defendants shall cause Workhorse to be paid $12.5 million by the Company’s relevant Side A/B/C Directors and Officers Liability Insurance policies.

In addition to the above $12.5 million payment, Workhorse will institute certain corporate governance reforms for a period of no less than four (4) years, including:

1)	Board Independence Reforms: Workhorse’s By-laws will be amended to require that at least two-thirds of the Company’s Board be comprised of independent directors.

2)	Lead Director/Non-Executive Chairman: The Company’s Corporate Governance Principles will be revised to require that Workhorse have either a Non- Executive Chairman of the Board or a Lead Independent Director.

3)	Creation of Chief Compliance Officer Position: The Company will create the position of Chief Compliance Officer (“CCO”); the CCO will be responsible for the oversight and administration of the Company’s corporate governance policies and fostering a culture of compliance and ethical business practices.

4)	Creation of a Disclosure Controls Committee: The Company will maintain a Disclosure Control Committee comprised of senior officers from key function areas that will meet regularly to confirm that effective procedures and controls are in place to ensure the accuracy and completeness of the Company’s SEC filings, press releases, and other public pronouncements.

[5]	As set forth in the Stipulation, Plaintiffs refer to Romario St. Clair, Andrew Everson, Ed Lomont, Luis Angulo, Daniel Cohen, David Cohen, Barry Caruso, Mark Kistenmacher, David Brown, Yousef Abughazaleh, and Kevin Meehan.

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5)	Audit Committee and Risk Management Enhancements: The Audit Committee Charter will be amended to delineate the committee’s responsibility for managing and monitoring the material risks relating to Workhorse’s compliance with applicable laws, regulations, and disclosure obligations.

6)	Insider Trading Controls: The Company’s Insider Trading Policies will require officers and directors to obtain pre-approval from Workhorse’s General Counsel for any trade(s) made outside of 10b5-1 trading plans.

7)	Clawback Policy Review: The Company will review its Clawback policy to ensure that it conforms with SEC rulemaking and related guidance and will publicly disclose any instance where the Clawback policy is triggered.

8)	Whistleblower Protections and Policy Enhancements: The Company will adopt a standalone written policy providing enhanced protections for whistleblowers and better inform potential whistleblowers of their reporting options.

The above measures represent a summary of the corporate governance reforms Workhorse and the Defendants have agreed to institute or maintain as part of the Settlement. The full list of corporate governance reforms is set forth in Exhibit A of the Stipulation, available at [insert url].

Workhorse and its Board acknowledged and agreed that Plaintiffs’ efforts, including their efforts in investigating, preparing, commencing, and prosecuting the Derivative Actions, were a material cause for the implementation of these reforms, and that the reforms confer substantial benefits upon Workhorse and its shareholders.

The Stipulation also provides for the entry of judgment dismissing the Nevada State Court Action against the Defendants with prejudice and, as explained fully in the Stipulation, releasing and discharging certain known and unknown claims that could have been brought in any court, whether arising under federal, state, common, or foreign law, which exist derivatively on behalf of Workhorse, by Plaintiffs or any other shareholder of Workhorse that arise out of or relate in any way to the claims asserted or that could have been asserted in any of the complaints in the Nevada State Court Action, the California Demand Futility Action, the California Demand Refused Action, the Nevada Federal Court Action, the Ohio Action, or the Litigation Demands, or that arise out of, or relate in any way to the institution, prosecution, or settlement of the claims against the Defendants by Plaintiffs in the Nevada State Court Action, the California Demand Futility Action, the California Demand Refused Action, the Nevada Federal Court Action, the Ohio Action, or the Litigation Demands, against the Defendants, Workhorse, and Workhorse’s past, present, and future officers and/or directors.

4. PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

After negotiating the financial recovery and the corporate governance reforms, Plaintiffs’ Counsel, the Company and Defendants, began negotiating the attorneys’ fees that Workhorse or Defendants’ insurance carrier(s) would pay to Plaintiffs’ Counsel. Those negotiations are ongoing. In the event agreement is not reached, and in light of the substantial benefits secured for Workhorse by Plaintiffs and their respective counsel in connection with the Settlement and the litigation leading up to it, Plaintiffs’ Counsel have reserved the right to seek an aggregate award from the Court of no more than $6.75 million for attorneys’ fees and expenses, subject to Court approval. The aggregate award will include expenses not to exceed $[insert], subject to Court approval. In addition, Plaintiffs’ Counsel will request the payment to Plaintiffs of service awards in an amount not to exceed $3,000 each, subject to Court approval, which will be funded from the Fee and Expense Award.

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5. REASONS FOR THE SETTLEMENT

The Court did not decide in favor of the Plaintiffs or the Defendants (together, the “Parties”). The proposed Settlement was negotiated at arm’s-length by attorneys representing the Parties and with the substantial assistance of Jed D. Melnick of JAMS ADR, a nationally recognized mediator with extensive experience mediating complex derivative actions. The attorneys for all of the Parties have extensive experience in shareholder derivative cases, and they all believe the Settlement is in the best interest of their clients. Workhorse and Plaintiffs believe that the Settlement provides substantial benefits upon Workhorse and its shareholders.

5.1 Why Did the Plaintiffs Agree to Settle?

Plaintiffs’ Counsel investigated claims and the underlying events and transactions alleged in the Action. Plaintiffs’ Counsel have analyzed the evidence adduced during their investigation and have researched the applicable law with respect to the claims of Plaintiffs, Workhorse, and its shareholders against the Defendants and the potential defenses thereto.

Based upon their investigation, Plaintiffs and Plaintiffs’ Counsel have concluded that the terms and conditions of the Settlement are fair, reasonable, and adequate to Plaintiffs, current shareholders of Workhorse, and Workhorse, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Workhorse and its shareholders will receive from the Settlement; (b) the attendant risks of continued litigation of the Action; and

(c) the desirability of permitting the Settlement to be consummated.

In particular, Plaintiffs and Plaintiffs’ Counsel considered the significant litigation risk inherent in this Action. The law imposes significant burdens on Plaintiffs for pleading and proving a shareholder derivative claim. Further, there was a significant risk that continued litigation would deplete the Company’s directors and officers insurance and impair Workhorse’s ability to obtain a monetary recovery.

While Plaintiffs believe their claims are meritorious, Plaintiffs acknowledge that there is a substantial risk that the Action may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Plaintiffs and Plaintiffs’ Counsel believe that, under the circumstances, they have obtained the best possible relief for Workhorse and its shareholders.

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5.2 Why Did the Defendants Agree to Settle?

The Individual Defendants have denied and continue to deny each and all of the claims and allegations alleged by Plaintiffs in the Derivative Actions and Litigation Demands, and the Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Derivative Actions and Litigation Demands. The Individual Defendants believe that they have substantial defenses to the claims and allegations alleged against them in the Derivative Actions and Litigation Demands. The Individual Defendants believe that, at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Workhorse and its stockholders. Nonetheless, Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Derivative Actions. Defendants have, therefore, determined that it is in the best interests of Workhorse for the Derivative Actions and Litigation Demands to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

6. SETTLEMENT HEARING

On [insert date], at [insert time]., in Courtroom [-] of the Regional Justice Center located at 200 Lewis Avenue, Las Vegas, Nevada 89155, the Court will hold the Settlement Hearing. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, and whether the Action should be dismissed with prejudice pursuant to the Stipulation.

7. RIGHT TO ATTEND SETTLEMENT HEARING

Any Current Workhorse Shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CURRENT WORKHORSE SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

8. RIGHT TO OBJECT TO SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

8.1 You Must Make Detailed Objections in Writing

Any objection must be presented in writing and must contain the following information. The Court may not consider any objection that does not substantially include the following information:

1)	Your name, legal address, and telephone number;

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2)	The case name and number (Workhorse Group Inc. Stockholder Derivative Litigation, Lead Case No. A-21-833050-B);

3)	Proof of being a current Workhorse stockholder as of the Record Date, April 10, 2023;

4)	The date(s) you acquired your Workhorse shares;

5)	A statement of your position regarding the matters to be heard the Settlement Hearing, including the grounds for each objection or the reasons you desire to appear and be heard;

6)	Notice of whether you intend to appear at the Settlement Hearing (though attendance is not required if you have lodged your objection);

7)	Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intent to call to testify at the Settlement Hearing and the subject(s) of any expected testimony;

8)	The identities of any cases, by name, court, and docket number, in which the objector or his, her, or its attorney has objected to a settlement in the last three years.

8.2 You Must Timely Deliver Written Objections to the Court, Plaintiffs’ Counsel, and Defendants’ Counsel

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN 20 CALENDAR DAYS BEFORE THE SETTLEMENT HEARING.

The Court Clerk’s Address is: the Clerk of the Court, Eighth Judicial District Court of the State of Nevada in and for Clark County, 200 Lewis Avenue, Las Vegas, NV 89155.

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFFS AND COUNSEL FOR WORKHORSE SO THEY ARE RECEIVED NO LATER THAN 20 CALENDAR DAYS BEFORE THE SETTLEMENT HEARING.

Co-Lead Counsel for Plaintiffs:

ROBBINS LLP

BRIAN J. ROBBINS

STEPHEN J. ODDO
ERIC M. CARRINO

5060 Shoreham Place, Suite 300

San Diego, CA 92122

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

GAINEY MCKENNA & EGLESTON

GREGORY M. EGLESTON

THOMAS J. McKENNA

501 Fifth Ave., 19th Floor

New York, NY 10017

Telephone: (212) 983-1300

Facsimile: (212) 983-0383

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Attorneys for Nominal Defendant Workhorse Group Inc.:

MORRIS LAW GROUP

STEVE MORRIS

ROSA SOLIS-RAINEY

801 S. Rancho Drive, Suite B4

Las Vegas, NV 89106

Telephone: (702) 474-9400

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

JOHN P. STIGI III

BRIDGET RUSSELL

1901 Avenue of the Stars, 16th Floor

Los Angeles, CA 90067

Telephone: (310) 228-3700

Facsimile: (310) 228-3701

9. HOW TO OBTAIN MORE INFORMATION

This Notice summarizes the Settlement. It is not a complete statement of the events of the Action, the Settlement, or the Stipulation.

You may inspect the Stipulation and other papers in the Action at the Clerk of the Court, Eighth Judicial District Court of the State of Nevada in and for Clark County, 200 Lewis Ave, Las Vegas, NV 89155 at any time during regular business hours of each business day. You may also visit [insert link].

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone to Gregory Egleston at (212) 983-1300 or in writing to Gainey McKenna & Egleston, 501 Fifth Ave., 19th Floor, New York, New York 10017.

DATED: [INSERT]

BY ORDER OF THE COURT DISTRICT COURT OF NEVADA CLARK COUNTY

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EXHIBIT D

IN THE EIGHTH JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA IN AND FOR CLARK COUNTY

IN RE WORKHORSE GROUP INC. STOCKHOLDER DERIVATIVE LITIGATION	Lead Case No. A-21-833050-B (Consolidated with Case No. A-21-836888-B)
This Document Relates To: ALL ACTIONS.	Judge: Nancy Allf Exhibit D

NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF

WORKHORSE GROUP INC. (“WORKHORSE” OR THE “COMPANY”)
COMMON STOCK AS OF APRIL 10, 2023 (THE “RECORD DATE”)

PLEASE TAKE NOTICE that the above-captioned consolidated derivative action (the “Nevada State Court Action”) is being settled on the terms set forth in a Stipulation of Settlement, dated April 10, 2023 (the “Stipulation” or “Settlement”).1 Under the terms of the Stipulation, as a part of the proposed Settlement, Defendants shall cause to be paid to Workhorse Group Inc. (“Workhorse” or “the Company”) $12.5 million from the Company’s relevant Side A/B/C Directors and Officers Liability Insurance policies (“Settlement Amount”). In addition, Workhorse will adopt certain corporate governance enhancements (the “Reforms”). These Reforms are designed to address the claims asserted in the Nevada State Court Action and related Derivative Actions2 and Litigation Demands3 and enhance Workhorse’s internal controls identified in Exhibit A attached to the Stipulation and maintain the Reforms for a period of no less than four years from the date that they are adopted. The Board shall take steps necessary to authorize adequate funding for the costs of implementing and maintaining the Reforms. The Office of the General Counsel at Workhorse, or appropriate designee, in conjunction with the Board’s Audit Committee, shall review and approve annual budgets developed by management for funding the Reforms, and shall monitor to ensure the proper and effective use of funding for the Reforms. Workhorse and its Board acknowledged and agreed that Plaintiffs’ efforts, including their efforts in investigating, preparing, commencing, and prosecuting the Derivative Actions, were a material cause for the implementation of the Reforms, and that the Reforms confer substantial benefits upon Workhorse and its shareholders.

[1]	This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Eighth Judicial District Court of the State of Nevada in and for Clark County. A link to the Form 8-K filed with the SEC containing the text of the Stipulation may be found on the Company’s website at the Investor Relations page at https://ir.workhorse.com/. All capitalized terms herein have the same meanings as set forth in the Stipulation.

[2]	“Derivative Actions” means collectively the derivative actions styled as In re Workhorse Grp. Inc. S’holder Derivative Litig., Lead Case No. A-21-83688-B (Nev. Dist. Ct.-Clark Cnty.); Cohen, et al. v. Hughes, et al., Case No. 2:21-cv-08734-CJC-PVC (C.D. Cal.); Lomont, et al. v. Hughes, et al., Case No. 2:22-cv- 00980-CDS-VCF (D. Nev.); In re Workhorse Grp. Inc. Derivative Litig., Lead Case No. 2:21-cv-04202- CJC-PVC (C.D. Cal.); and Abughazaleh, et al., v. Hughes, et al., Case No. A-2203019 (Ohio Ct. Common Pleas – Hamilton Cnty.).

[3]	“Litigation Demands” means collectively, the demands served on Workhorse and/or members of its Board of Directors on behalf of stockholders Charles Boyle, Jeffrey Bechtel, Rocco Camano, and Adam R. Kayce, on December 28, 2021, January 4, 2022, January 27, 2022, and February 18, 2022, respectively.

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The full Board reviewed the derivative settlement parameters, and exercising its business judgment and mindful of its duties to stockholders, approved the Settlement.

IF YOU WERE A RECORD OR BENEFICIAL OWNER OF WORKHORSE COMMON STOCK AS OF APRIL 10, 2023 PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE REFERENCED LITIGATION.

On________, 2023, at _____ _.m., the Court will hold a hearing (the “Settlement Hearing”) in the Nevada State Court Action, either in person, telephonically or via video. The purpose of the Settlement Hearing is to determine (i) whether the Settlement is fair, reasonable and adequate (ii) whether a final judgment should be entered and the Nevada State Court Action should be dismissed with prejudice pursuant to the Stipulation; and (iii) whether to approve up to $6.75 million in attorneys’ fees and expenses for Plaintiffs’ Counsel; and (iv) such other matters as may be necessary or proper under the circumstances.

Any Current Workhorse Shareholder that objects to the Settlement shall have a right to appear and to be heard at the Settlement Hearing, provided that he, she or it was a stockholder of record or beneficial owner as of April 10, 2023. Any Current Workhorse Shareholder who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such shareholder’s own expense, or may appear on their own. However, no Current Workhorse Shareholder shall be heard at the Settlement Hearing unless, no later than _________________, 2023, such shareholder has filed with the Court, a written notice of objection containing the following information:

1. Your name, legal address, and telephone number;

2. The case name and number (Workhorse Group Inc. Stockholder Derivative Litigation, Lead Case No. A-21-833050-B);

3. Proof of being a Current Workhorse Shareholder as of the Record Date, April 10, 2023;

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4. The date(s) you acquired your Workhorse shares;

5. A statement of each objection being made;

6. Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear);

7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony; and

8. The identities of any cases, by name, court, and docket number, in which the objector or his, her, or its attorney has objected to a settlement in the last three years.

Only Current Workhorse Shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise. If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before __________, 2023.

Any Current Workhorse Shareholder as of April 10, 2023 who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall be forever foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and/or to the requested attorneys’ fees and expenses to Plaintiffs’ Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

Inquiries may be made to Plaintiffs’ Counsel: Stephen J. Oddo, Robbins LLP, 5060 Shoreham Place, Suite 300, San Diego, CA 92122, Telephone: (619) 525-3990, soddo@robbinsllp.com; Gregory M. Egleston, Gainey McKenna & Egleston, 501 Fifth Avenue, 19th Floor, New York, New York 10017, telephone: 212-983-13000, Gegleston@gme-law.com.

PLEASE DO NOT CONTACT THE COURT REGARDING THIS NOTICE

DATED: ___________, 2023

3

EXHIBIT E

IN THE EIGHTH JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA

IN AND FOR CLARK COUNTY

IN RE WORKHORSE GROUP INC. STOCKHOLDER DERIVATIVE LITIGATION	Lead Case No. A-21-833050-B (Consolidated with Case No. A-21-836888-B)
This Document Relates To: ALL ACTIONS.	[PROPOSED] ORDER AND FINAL JUDGMENT Judge: Nancy Allf Exhibit E

This matter came before the Court for a hearing pursuant to the Order of this Court entered on ______  __, 2023 (“Preliminary Approval Order”), on the application of the Settling Parties for approval of the Settlement set forth in the Stipulation of Settlement executed by counsel for the Parties as of April 10, 2023 (the “Stipulation”). All capitalized terms used herein have the meanings set forth and defined in the Stipulation.

The Court has received a declaration attesting to (i) the publication of the Summary Notice once in Investor’s Business Daily or a similar online publication; (ii) the posting of the Notice and the Stipulation (with the exhibits hereto) on the “Investors” portion of the Company’s website; and (iii) the filing with the U.S. Securities and Exchange Commission of a Current Report on Form 8-K attaching the Notice and the Stipulation (with the exhibits hereto).

Therefore, due and adequate notice having been given to Current Workhorse Shareholders as required by the Preliminary Approval Order, and the Court having considered all papers filed and proceedings in the Nevada State Court Action and otherwise being fully informed of the matters herein, and good cause appearing therefore,

IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:

1. This Court has jurisdiction over the subject matter of the Nevada State Court Action, including the terms and conditions of the Stipulation and all exhibits thereto, over the Settling Parties to the Stipulation, and over Current Workhorse Shareholders.

2. Based on evidence submitted by Workhorse’s counsel, the Court finds that the Summary Notice and Notice were posted and published according to this Court’s Preliminary Approval Order. This Court further finds that the form and content of the Summary Notice and Notice, as previously preliminarily approved by the Court, complied with the requirements of Nevada Rules of Civil Procedure 23.1, satisfied the requirements of due process, and constituted due and sufficient notice of the matters set forth therein.

3. A full opportunity has been offered to Current Workhorse Shareholders to object to the proposed Settlement and to participate in the hearing thereon, and, as such, all Current Workhorse Shareholders are bound by this Order.

4. The Settlement is found to be fair, reasonable, adequate and in the best interests of Workhorse and Current Workhorse Shareholders.

5. The Court finds, for settlement purposes, that: (1) the Nevada State Court Action was properly brought as a shareholder derivative suit pursuant to the Nevada Rules of Civil Procedure and (2) plaintiffs Romario St. Clair and Andrew Everson (“Plaintiffs”), adequately represented the interests of Current Workhorse Shareholders in enforcing the rights of Workhorse.

6. The Stipulation and the terms of the proposed Settlement set forth therein are, in all respects, hereby finally approved. The Settling Parties to the Stipulation are directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation.

7. The Nevada State Court Action and all claims contained therein, as well as all Released Claims, are hereby dismissed with prejudice in their entirety, on the merits, as against all Released Persons. Each party shall bear its own fees and costs, except as set forth herein.

8. Upon the Effective Date, Plaintiffs, (acting on their own behalf and/or derivatively on behalf of Workhorse), Workhorse, and any Person acting derivatively on behalf of Workhorse shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged and dismissed with prejudice the Released Plaintiff Claims (including Unknown Claims) against the Released Defendant Persons.

9. Upon the Effective Date, Plaintiffs, (acting on their own behalf and/or derivatively on behalf of Workhorse), Workhorse, and any Person acting derivatively on behalf of Workhorse, shall be forever barred and enjoined from asserting, commencing, instituting, or prosecuting any of the Released Plaintiff Claims against any Released Defendant Person.

10. Upon the Effective Date, each of the Individual Defendants and Workhorse shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Defendant Claims (including Unknown Claims) against the Released Plaintiff Persons, and shall be forever barred and enjoined from asserting any Released Defendant Claims against any Released Plaintiff Person. For the avoidance of doubt, nothing in this Order expands, augments, alters, restricts, curtails or limits the indemnification obligations of Workhorse to the Individual Defendants, and nothing in this Order expands, augments, alters, restricts, curtails or limits the obligations of the insurers, on the one hand, to Workhorse or the Released Defendant Persons, on the other hand.

11. Plaintiffs’ Counsel in the action are hereby awarded attorneys’ fees and a reimbursement of expenses of $______________ million (“Fee and Expense Award”). This Court finds that this amount is fair and reasonable under the facts and circumstances of this case. Payment of such Fee and Expense Award shall be made in accordance with the provisions of the Stipulation.

12. Plaintiffs are each granted service awards in the amount of $3,000.00, which shall be funded from the Fee and Expense Award.

13. This Order and Final Judgment, the Stipulation and all of its provisions, and any negotiations, proceedings or agreements relating to the Stipulation and the Settlement, and any matters arising in connection with such negotiations, proceedings or agreements, and any acts performed or documents executed pursuant to or in furtherance of this Stipulation:

a. shall not be offered or received against any of the Released Persons as evidence of a presumption, concession, or admission of any kind;

b. shall not be offered or received against any of the Released Persons as evidence of an admission by any of those Released Persons with respect to the truth of any fact alleged in any of the Derivative Actions or Litigation Demands or the validity of any Released Claim, or the deficiency of any defense that has been or could have been asserted, or of any liability, negligence, fault, or wrongdoing of the Released Persons;

c. shall not be offered or received against the Released Persons as evidence of any fault, misrepresentation, omission or other actionable conduct with respect to any statement or written document approved or made by any of the Released Persons;

d. shall not be offered or received against the Released Persons as evidence of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Released Persons, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; however, the Released Persons may refer to the Stipulation to effectuate the release of Released Claims and other liability protections granted them hereunder;

e. shall not be construed against any of the Released Persons as an admission or concession that the consideration to be given hereunder represents the amount that could be or would have been recovered after trial;

f. shall not be construed as or received in evidence as an admission, concession or presumption against Plaintiffs that any of their claims are without merit, or that any defenses asserted by the Defendants have any merit, or that damages recoverable in the Derivative Actions or Litigation Demands would not have exceeded the Settlement Amount; and

g. shall not, in the event the Stipulation and Settlement are disapproved, cancelled, or terminated (collectively, “Termination”), be used by any Party for any purpose in any trial in any of the Derivative Actions or Litigation Demands;

h. provided that, any Party may file or introduce the Stipulation and/or the Order and Final Judgment in any action or proceeding that may be brought to enforce the terms of the Stipulation and/or the Final Judgment.

14. Except in the event of a Termination, the Settling Parties agree not to assert under Rule 11 of the Nevada Rules of Civil Procedure or any similar law, rule or regulation, that the Derivative Actions or Litigation Demands were brought or defended in bad faith or without a reasonable basis. The Settling Parties agree that the terms of this Settlement were negotiated at arms’ length and in good faith by the Settling Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with their respective experienced legal counsel.

15. Without in any way affecting the finality of this Order and Final Judgment, this Court shall retain jurisdiction over the Settling Parties to the Stipulation and the Released Parties with respect to all matters related to the Derivative Actions and Litigation Demands and to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Order and Final Judgment, and for matters or disputes arising out of or relating to the Settlement.

16. Any order regarding an award of attorneys’ fees and expenses, or any appeal, modification or change of such an order, shall in no way disturb or affect the finality of this Order and Final Judgment and shall be considered separate from this Order and Final Judgment.

17. This Settlement shall be a final and complete resolution of all disputes among the Settling Parties. No party to the Stipulation may assert in any forum that the Derivative Actions or Litigation Demands were brought, commenced or prosecuted by the Plaintiffs or their counsel in bad faith or that the Derivative Actions or Litigation Demands were not filed or pursued in good faith or were not settled voluntarily after negotiating at arm’s-length and in good faith after consultation with competent legal counsel.

18. The Settling Parties are hereby authorized, without further approval of the Court, to unanimously agree to and adopt in writing such amendments, modifications, and expansions of the Stipulation and all exhibits attached thereto, provided that such amendments, modifications, and expansions of the Stipulation are done in accordance with the terms of the Stipulation, are not materially inconsistent with this Order and Final Judgment and do not materially limit the rights of Current Workhorse Shareholders or the Released Persons under the Stipulation.

19. In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, then this Order and Final Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated, and in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation, and the provisions of Paragraph 6.3 of the Stipulation shall apply.

20. The provisions of this Order and Final Judgment constitute a full and complete adjudication of the matters considered and adjudged herein, and the Court determines that there is no just reason for delay in the entry of judgment. The Clerk is hereby directed to immediately enter this Order and Final Judgment.

DATED: ________________

IT IS SO ORDERED:

HONORABLE NANCY ALLF